Exhibit 99.1

News Release

CONTACTS:	Jim Eglseder (Investors)	FOR IMMEDIATE RELEASE
	(513) 534-8424	January 21, 2015
Laura Wehby (Investors)
(513) 534-7407
Larry Magnesen (Media)
(513) 534-8055

FIFTH THIRD ANNOUNCES FOURTH QUARTER EARNINGS PER DILUTED SHARE OF $0.43

2014 EARNINGS PER DILUTED SHARE OF $1.66

•	4Q14 net income available to common shareholders of $362 million, or $0.43 per diluted common share

•	Includes a $56 million pre-tax (~$37 million after-tax, or $0.04 per share) positive valuation adjustment on the warrant Fifth Third holds in Vantiv, $23 million pre-tax (~$15 million after-tax, or $0.02 per share) of provision expense related to the transfer of residential mortgage loans classified as troubled debt restructurings to held-for-sale, and a $19 million pre-tax (~$13 million after-tax, or $0.02 per share) charge related to the valuation of Visa total return swap

•	4Q14 return on average assets (ROA) of 1.13%; return on average common equity of 10.0%; return on average tangible common equity** of 12.1%

•	Pre-provision net revenue (PPNR)** of $618 million in 4Q14

•	Net interest income (FTE) of $888 million, down 2% sequentially and down 2% from 4Q13; net interest margin of 2.96%, down 14 basis points sequentially

•	Average portfolio loans of $91.0 billion, up $242 million sequentially and $3.1 billion from 4Q13

•	Noninterest income of $653 million compared with $520 million in the prior quarter; impacted by valuations on the Vantiv warrant and the valuation of the Visa total return swap during both quarters and the annual payment received from Vantiv pursuant to the tax receivable agreement in the fourth quarter

•	Noninterest expense of $918 million compared with $888 million in the prior quarter primarily driven by higher compensation-related expenses and credit-related costs

•	Credit trends

•	4Q14 net charge-offs of $191 million (0.83% of loans and leases) included $87 million of charge-offs related to the transfer of residential mortgage loans classified as troubled debt restructurings to held-for-sale; 3Q14 NCOs of $115 million (0.50% of loans and leases) and 4Q13 NCOs of $148 million (0.67% of loans and leases)

•	4Q14 provision expense of $99 million included $23 million impact related to the aforementioned transfer of loans to held-for-sale; $71 million in 3Q14 and $53 million in 4Q13

•	Allowance for loan and lease losses decreased $92 million sequentially ($64 million reduction related to aforementioned transfer of loans to held-for-sale); allowance to loan ratio of 1.47%

•	Total nonperforming assets (NPAs) of $783 million, including loans held-for-sale (HFS), declined $20 million sequentially; portfolio NPA ratio of 0.82% down 6 bps from 3Q14, NPL ratio of 0.64% down 4 bps from 3Q14; 2 bps improvement due to aforementioned transfer of loans to held-for-sale

•	Strong capital ratios*

•	Tier 1 common ratio** 9.65%, vs. 9.64% in 3Q14 (Basel III pro forma estimate of ~9.4%)

•	Tier 1 risk-based capital ratio 10.83%, Total risk-based capital ratio 14.33%, Leverage ratio 9.66%

•	Tangible common equity ratio** of 8.71%; 8.43% excluding securities portfolio unrealized gains/losses

•	Book value per share of $17.35; tangible book value per share** of $14.40; up 3% from 3Q14 and up 11% from 4Q13

•	Repurchased 10 million common shares in 4Q14; incremental impact from 3Q14 and 4Q14 transactions reduced average diluted share count by 11 million in 4Q14

*	Capital ratios estimated; presented under current U.S. capital regulations. The pro forma Basel III Tier I common equity ratio is management’s estimate based upon its current interpretation of the Basel III Final Rule approved in July 2013. See “Capital Position” section for more information.
**	Non-GAAP measure; see Reg. G reconciliation on page 33.

Fifth Third Bancorp (Nasdaq: FITB) today reported full year 2014 net income of $1.5 billion, down 19 percent from net income of $1.8 billion in 2013. After preferred dividends, 2014 net income available to common shareholders was $1.4 billion, or $1.66 per diluted share, down 21 percent compared with 2013 net income available to common shareholders of $1.8 billion, or $2.02 per diluted share.

Fourth quarter 2014 net income was $385 million, an increase of 13 percent from net income of $340 million in the third quarter of 2014 and a decrease of 4 percent from net income of $402 million in the fourth quarter of 2013. After preferred dividends, net income available to common shareholders was $362 million, or $0.43 per diluted share, in the fourth quarter 2014, compared with $328 million, or $0.39 per diluted share, in the third quarter 2014, and $383 million, or $0.43 per diluted share, in the fourth quarter of 2013.

Fourth quarter 2014 included:

Income

•	$56 million positive valuation adjustment on the Vantiv warrant

•	$23 million annual payment received from Vantiv pursuant to tax receivable agreement

•	($19 million) charge related to the valuation of the total return swap entered into as part of the 2009 sale of Visa, Inc. Class B shares

Expenses

•	($6 million) in severance expense

•	$3 million reversal of litigation reserves

Results also included $23 million of provision expense related to the transfer of residential mortgage loans classified as troubled debt restructurings to held-for-sale. Additionally, results included an immaterial amount in mortgage repurchase provision.

Third quarter 2014 included:

Income

•	($53 million) negative valuation adjustment on the Vantiv warrant

•	($3 million) charge related to the valuation of the total return swap entered into as part of the 2009 sale of Visa, Inc. Class B shares

Expenses

•	($4 million) in litigation reserve charges

•	($2 million) in severance expense

Results also included the impact of $3 million in mortgage repurchase provision.

Fourth quarter 2013 included:

Income

•	$91 million positive valuation adjustment on the Vantiv warrant

•	($18 million) charge related to the valuation of the total return swap entered into as part of the 2009 sale of Visa, Inc. Class B shares

•	$9 million annual payment received from Vantiv pursuant to tax receivable agreement

Expenses

•	($69 million) in net charges to increase litigation reserves

•	($8 million) of debt extinguishment costs associated with the redemption of Fifth Third Capital Trust IV trust preferred securities (TruPS)

•	($8 million) contribution to Fifth Third Foundation

•	($8 million) in severance expense

Results also included a benefit to the mortgage repurchase provision of $28 million primarily related to Fifth Third’s settlement with Freddie Mac and corresponding expectations for future repurchase requests and file claims.

Earnings Highlights

	For the Three Months Ended					% Change
	December 2014	September 2014	June 2014	March 2014	December 2013	Seq	Yr/Yr
Earnings ($ in millions)
Net income attributable to Bancorp	$385	$340	$439	$318	$402	13%	(4%)
Net income available to common shareholders	$362	$328	$416	$309	$383	10%	(6%)
Common Share Data
Earnings per share, basic	0.44	0.39	0.49	0.36	0.44	13%	—
Earnings per share, diluted	0.43	0.39	0.49	0.36	0.43	10%	—
Cash dividends per common share	0.13	0.13	0.13	0.12	0.12	—	8%
Financial Ratios
Return on average assets	1.13%	1.02%	1.34%	1.00%	1.24%	10%	(10%)
Return on average common equity	10.0	9.2	11.9	9.0	10.8	9%	(7%)
Return on average tangible common equity(b)	12.1	11.1	14.4	11.0	13.1	9%	(8%)
Tier I risk-based capital	10.83	10.83	10.80	10.45	10.43	—	4%
Tier I common equity(b)	9.65	9.64	9.61	9.51	9.45	—	2%
Net interest margin(a)	2.96	3.10	3.15	3.22	3.21	(5%)	(8%)
Efficiency(a)	59.6	62.1	58.2	64.9	61.5	(4%)	(3%)
Common shares outstanding (in thousands)	824,047	834,262	844,489	847,569	855,306	(1%)	(4%)
Average common shares outstanding (in thousands):
Basic	819,057	829,392	838,492	845,860	868,077	(1%)	(6%)
Diluted	827,831	838,324	848,245	857,924	877,511	(1%)	(6%)

(a)	Presented on a fully taxable equivalent basis.
(b)	The tangible common equity and tier 1 common equity ratios, while not required by accounting principles generally accepted in the United States of America (U.S. GAAP), are considered to be critical metrics with which to analyze banks. The ratios have been included herein to facilitate a greater understanding of the Bancorp’s capital structure and financial condition. See the Regulation G Non-GAAP Reconciliation table for a reconciliation of these ratios to U.S. GAAP.

The percentages in all of the tables in this earning release are calculated on actual dollar amounts and not the rounded dollar amounts.

NM: Not meaningful.

“Fifth Third reported full year net income available to common shareholders of $1.4 billion and earnings per diluted share were $1.66. Full year 2014 earnings included solid performance across our business lines highlighted by growth in corporate banking, payments processing, and investment advisory revenue,” said Kevin T. Kabat, Vice Chairman and CEO of Fifth Third Bancorp. “Highlights for the year also included 7 percent growth in demand deposits and well-controlled expenses that were down 6 percent. Return on average assets was 1.1 percent and return on average tangible common equity* was 12.2 percent.

“Fourth quarter earnings of $385 million rounded out a solid year in a very tough operating environment. Average total deposits were up 3 percent sequentially, highlighted by 5 percent average demand deposit growth. Fee income comparisons were led by corporate banking which increased 20 percent sequentially, led by strong results in capital markets fees to close out the year. We continue to make what we believe to be long-term value enhancing decisions when we deploy our shareholders’ equity and maintain our focus on earnings growth as we anticipate a healthier economy in 2015.

*	Non-GAAP measure; see Reg. G reconciliation on page 33.

“Full year net charge-offs were impacted by our decision to move $720 million of residential mortgage TDRs to held-for-sale, as we look to take advantage of market conditions to reduce our TDR portfolio. This decision increased our charge-offs by $87 million. The intended transaction is in line with our previous statements about our view of the current pricing for risk assets and is another indication of our strong focus to reduce the volatility of our future earnings. Otherwise in credit, nonperforming assets were down 24 percent from last year and remain at very low levels. Our credit metrics are moving in the right direction and provide further support to our positive credit outlook.

“We continued to prudently and actively manage our capital position, reducing our share count by another 4 percent in 2014. Fifth Third performed very well in 2014, and we made a number of decisions throughout the year to reduce risk and volatility of earnings, and we feel the Company is well positioned as we enter 2015.”

Income Statement Highlights

	For the Three Months Ended					% Change
	December 2014	September 2014	June 2014	March 2014	December 2013	Seq	Yr/Yr
Condensed Statements of Income ($ in millions)
Net interest income (taxable equivalent)	$888	$908	$905	$898	$905	(2%)	(2%)
Provision for loan and lease losses	99	71	76	69	53	40%	87%
Total noninterest income	653	520	736	564	703	26%	(7%)
Total noninterest expense	918	888	954	950	989	3%	(7%)

Income before income taxes (taxable equivalent)	524	469	611	443	566	12%	(8%)

Taxable equivalent adjustment	5	5	5	5	5	(4%)	(1%)
Applicable income taxes	134	124	167	119	159	8%	(16%)

Net income	385	340	439	319	402	13%	(4%)
Less: Net income attributable to noncontrolling interests	—	—	—	1	—	(70%)	NM

Net income attributable to Bancorp	385	340	439	318	402	13%	(4%)
Dividends on preferred stock	23	12	23	9	19	87%	19%

Net income available to common shareholders	362	328	416	309	383	10%	(6%)

Earnings per share, diluted	$0.43	$0.39	$0.49	$0.36	$0.43	10%	—

Net Interest Income

	For the Three Months Ended					% Change
	December 2014	September 2014	June 2014	March 2014	December 2013	Seq	Yr/Yr
Interest Income ($ in millions)
Total interest income (taxable equivalent)	$1,016	$1,023	$1,013	$998	$1,007	(1%)	1%
Total interest expense	128	115	108	100	102	11%	25%

Net interest income (taxable equivalent)	$888	$908	$905	$898	$905	(2%)	(2%)

Average Yield
Yield on interest-earning assets (taxable equivalent)	3.38%	3.49%	3.53%	3.58%	3.57%	(3%)	(5%)
Rate paid on interest-bearing liabilities	0.61%	0.56%	0.54%	0.51%	0.52%	9%	17%

Net interest rate spread (taxable equivalent)	2.77%	2.93%	2.99%	3.07%	3.05%	(5%)	(9%)

Net interest margin (taxable equivalent)	2.96%	3.10%	3.15%	3.22%	3.21%	(5%)	(8%)
Average Balances ($ in millions)
Loans and leases, including held for sale	$91,581	$91,428	$91,241	$90,238	$88,865	—	3%
Total securities and other short-term investments	27,604	24,927	23,940	22,940	23,043	11%	20%
Total interest-earning assets	119,185	116,355	115,181	113,178	111,908	2%	7%
Total interest-bearing liabilities	82,544	81,157	80,770	79,130	77,573	2%	6%
Bancorp shareholders’ equity	15,644	15,486	15,157	14,862	14,757	1%	6%

Net interest income of $888 million on a fully taxable equivalent basis decreased $20 million from the third quarter primarily driven by the effects of loan repricing and higher interest expense associated with the debt issuance in the third quarter of 2014 and partially offset by the benefit of loan growth. Additionally, net interest income was negatively impacted by lower average investment securities balances and higher deposit costs in the quarter.

The net interest margin was 2.96 percent, a decrease of 14 bps from the previous quarter primarily resulting from elevated cash balances due to growth in funding balances. Additionally, the net interest margin was negatively impacted by debt issuances and loan repricing during the quarter.

Compared with the fourth quarter of 2013, net interest income decreased $17 million and the net interest margin decreased 25 bps. The decrease in net interest income was driven by the effect of loan repricing and higher interest expense resulting from increased long-term debt balances partially offset by higher investment securities balances and loan balances. The decline in the net interest margin was primarily driven by the impact of loan repricing.

Securities

Average securities and other short-term investments were $27.6 billion in the fourth quarter of 2014 compared with $24.9 billion in the previous quarter and $23.0 billion in the fourth quarter of 2013. Average securities of $22.4 billion decreased $216 million from the prior quarter reflecting the decision to not reinvest portfolio cash flows. Other short-term investments average balances of $5.2 billion increased $2.9 billion sequentially while end of period balances increased $4.3 billion reflecting higher cash balances held at the Federal Reserve.

Loans

	For the Three Months Ended					% Change
	December 2014	September 2014	June 2014	March 2014	December 2013	Seq	Yr/Yr
Average Portfolio Loans and Leases ($ in millions)
Commercial:
Commercial and industrial loans	$41,277	$41,477	$41,374	$40,377	$38,835	—	6%
Commercial mortgage loans	7,480	7,633	7,885	7,981	8,047	(2%)	(7%)
Commercial construction loans	1,909	1,563	1,362	1,116	952	22%	NM
Commercial leases	3,600	3,571	3,555	3,607	3,578	1%	1%

Subtotal—commercial loans and leases	54,266	54,244	54,176	53,081	51,412	—	6%

Consumer:
Residential mortgage loans	13,046	12,785	12,611	12,659	12,609	2%	3%
Home equity	8,937	9,009	9,101	9,194	9,296	(1%)	(4%)
Automobile loans	12,073	12,105	12,070	12,023	12,019	—	—
Credit card	2,324	2,295	2,232	2,230	2,202	1%	6%
Other consumer loans and leases	395	361	359	343	357	9%	11%

Subtotal—consumer loans and leases	36,775	36,555	36,373	36,449	36,483	1%	1%

Total average loans and leases (excluding held for sale)	$91,041	$90,799	$90,549	$89,530	$87,895	—	4%
Average loans held for sale	540	629	692	708	970	(14%)	(44%)

Average loan and lease balances (excluding loans held-for-sale) increased $242 million sequentially and increased $3.1 billion, or 4 percent, from the fourth quarter of 2013. The sequential increase in average loans and leases was primarily driven by growth in commercial construction and residential mortgage loans. Sequential growth was partially offset by declines in commercial and industrial (C&I), commercial mortgage, and home equity loans. Period end loans and leases (excluding loans held-for-sale) of $90.1 billion decreased $540 million sequentially, reflecting the impact of $720 million residential mortgage loans classified as troubled debt restructurings transferred to held-for-sale during the quarter, and increased $1.5 billion, or 2 percent, from a year ago.

Average commercial portfolio loan and lease balances were flat sequentially and increased $2.9 billion, or 6 percent, from the fourth quarter of 2013. Average C&I loans decreased $200 million from the prior quarter and increased $2.4 billion from the fourth quarter of 2013. Within commercial real estate, average commercial mortgage balances continued to decline and average commercial construction balances increased for the eighth consecutive quarter. Commercial line usage, on an end of period basis, was 32 percent of committed lines in the fourth quarter of 2014 compared with 32 percent in the third quarter of 2014 and 29 percent in the fourth quarter of 2013.

Average consumer portfolio loan and lease balances increased $220 million, or 1 percent, sequentially and increased $292 million, or 1 percent, year-over-year. Average residential mortgage loans increased 2 percent sequentially and 3 percent from a year ago. Average home equity loans declined 1 percent sequentially and 4 percent from the fourth quarter of 2013. Average credit card loans increased 1 percent sequentially and 6 percent from the fourth quarter of 2013.

Average loans held-for-sale balances of $540 million decreased $89 million sequentially and $430 million compared with the fourth quarter of 2013. Period end loans held-for-sale of $1.3 billion increased $620 million from the previous quarter and $317 million from the fourth quarter of 2013 primarily due to the transfer of certain residential mortgage loans classified as troubled debt restructurings to held-for-sale.

Deposits

	For the Three Months Ended					% Change
	December 2014	September 2014	June 2014	March 2014	December 2013	Seq	Yr/Yr
Average Deposits ($ in millions)
Demand	$33,301	$31,790	$31,275	$30,626	$30,765	5%	8%
Interest checking	25,478	24,926	25,222	25,911	24,650	2%	3%
Savings	15,173	15,759	16,509	16,903	17,323	(4%)	(12%)
Money market	17,023	15,222	13,942	12,439	11,285	12%	51%
Foreign office(a)	1,439	1,663	2,200	2,017	1,717	(13%)	(16%)

Subtotal—Transaction deposits	92,414	89,360	89,148	87,896	85,740	3%	8%
Other time	3,936	3,800	3,693	3,616	3,529	4%	12%

Subtotal—Core deposits	96,350	93,160	92,841	91,512	89,269	3%	8%
Certificates—$100,000 and over	2,998	3,339	3,840	5,576	7,456	(10%)	(60%)
Other	—	—	—	—	—	NM	NM

Total deposits	$99,348	$96,499	$96,681	$97,088	$96,725	3%	3%

(a)	Includes commercial customer Eurodollar sweep balances for which the Bancorp pays rates comparable to other commercial deposit accounts.

Average core deposits increased $3.2 billion sequentially and increased $7.1 billion, or 8 percent, from the fourth quarter of 2013. Average transaction deposits increased $3.1 billion from the third quarter of 2014 primarily driven by higher money market account, demand deposit, and interest checking balances, partially offset by lower savings and foreign office balances. Year-over-year transaction deposits increased $6.7 billion, or 8 percent, driven by higher money market account, demand deposit, and interest checking balances, partially offset by lower savings and foreign office balances. Other time deposits increased 4 percent sequentially and 12 percent compared with the fourth quarter of 2013.

Average commercial transaction deposits increased 5 percent sequentially and 10 percent from the previous year. Sequential performance reflected higher demand deposit, money market account, and interest checking balances, partially offset by lower foreign office balances. Year-over-year growth reflected higher demand deposit, interest checking, and money market account balances as customers are holding higher balances.

Average consumer transaction deposits increased 2 percent sequentially and increased 6 percent from the fourth quarter of 2013. The sequential performance reflected higher money market account, interest checking, and demand deposit balances partially offset by lower savings balances. Year-over-year growth was driven by increased money market account and demand deposit balances partially offset by lower savings and interest checking balances.

Wholesale Funding

	For the Three Months Ended					% Change
	December 2014	September 2014	June 2014	March 2014	December 2013	Seq	Yr/Yr
Average Wholesale Funding ($ in millions)
Certificates—$100,000 and over	$2,998	$3,339	$3,840	$5,576	$7,456	(10%)	(60%)
Other deposits	—	—	—	—	—	NM	NM
Federal funds purchased	161	520	606	547	301	(69%)	(47%)
Other short-term borrowings	1,481	1,973	2,234	1,808	2,177	(25%)	(32%)
Long-term debt	14,855	13,955	12,524	10,313	9,135	6%	63%

Total wholesale funding	$19,495	$19,787	$19,204	$18,244	$19,069	(1%)	2%

Average wholesale funding of $19.5 billion decreased $292 million, or 1 percent, sequentially and increased $426 million, or 2 percent, compared with the fourth quarter of 2013. The sequential decrease was driven by a decrease in other short-term borrowings, federal funds purchased, and certificates $100,000 and over, partially offset by an increase in long-term debt. Average other short-term borrowings decreased $492 million from the prior quarter primarily due to a decrease in FHLB borrowings. The year-over-year increase in average wholesale funding reflected an increase in long-term debt, partially offset by a decrease in certificates $100,000 and over and other short-term borrowings. Average long-term debt balances reflected the $1.0 billion on-balance sheet auto securitization executed in the fourth quarter of 2014, as well as the full quarter impact of $850 million of bank senior debt issued in the third quarter of 2014.

Noninterest Income

	For the Three Months Ended					% Change
	December 2014	September 2014	June 2014	March 2014	December 2013	Seq	Yr/Yr
Noninterest Income ($ in millions)
Service charges on deposits	$142	$145	$139	$133	$142	(2%)	—
Corporate banking revenue	120	100	107	104	94	20%	27%
Mortgage banking net revenue	61	61	78	109	126	—	(51%)
Investment advisory revenue	100	103	102	102	98	(2%)	2%
Card and processing revenue	76	75	76	68	71	2%	7%
Other noninterest income	150	33	226	41	170	NM	(13%)
Securities gains, net	4	3	8	7	2	15%	NM
Securities gains, net—non-qualifying hedges on mortgage servicing rights	—	—	—	—	—	—	—

Total noninterest income	$653	$520	$736	$564	$703	26%	(7%)

Noninterest income of $653 million increased $133 million sequentially and decreased $50 million compared with prior year results. These comparisons reflect the impacts described below.

For the quarters ending December 31, 2014, September 30, 2014, and December 31, 2013, the impacts of Vantiv warrant valuation adjustments were positive $56 million, negative $53 million, and positive $91 million, respectively. Quarterly results also included charges related to the valuation of the total return swap entered into as part of the 2009 sale of Visa, Inc. Class B shares. Valuation adjustments on this swap were a negative $19 million, negative $3 million, and negative $18 million in the fourth quarter of 2014, the third quarter of 2014, and the fourth quarter of 2013, respectively. Excluding these items and net securities gains in all periods, noninterest income of $612 million increased $39 million, or 7 percent, from the previous quarter and decreased $16 million, or 3 percent, from the fourth quarter of 2013. The sequential increase was primarily due to the $23 million annual payment received from Vantiv pursuant to the tax receivable agreement in the fourth quarter of 2014 and an increase in corporate banking revenue. The year-over-year decline was primarily due to lower mortgage banking net revenue partially offset by higher corporate banking revenue and higher payments received from Vantiv pursuant to the tax receivable agreement in the fourth quarter of 2014 compared to the fourth quarter of 2013, which were $23 million and $9 million, respectively.

Service charges on deposits of $142 million decreased 2 percent from the third quarter and were flat compared with the same quarter last year. The sequential decline was due to a 2 percent decrease in commercial service charges as well as a 2 percent decrease in retail service charges due to lower overdraft occurrences.

Corporate banking revenue of $120 million increased 20 percent from the third quarter of 2014 and 27 percent from the fourth quarter of 2013. The sequential increase was due to higher syndication fees, business lending fees, and foreign exchange fees, partially offset by a decrease in institutional sales revenue. The year-over-year increase was driven by higher syndication fees, lease remarketing fees, letter of credit fees, and foreign exchange fees, partially offset by a decrease in institutional sales revenue.

Mortgage banking net revenue was $61 million in the fourth quarter of 2014, flat from the third quarter of 2014 and a 51 percent decrease from the fourth quarter of 2013. Fourth quarter 2014 originations were $1.7 billion, compared with $2.1 billion in the previous quarter and $2.6 billion in the fourth quarter of 2013. Fourth quarter 2014 originations resulted in gains of $36 million on mortgages sold, compared with gains of $34 million during the previous quarter and $60 million during the fourth quarter of 2013. The sequential increase was driven by higher gain on sale margins, partially offset by lower production. The decrease from the prior year reflected lower production, including Fifth Third’s exit from the broker channel, partially offset by higher gain on sale margins. Mortgage servicing fees were $60 million this quarter, $61 million in the third quarter of 2014, and $64 million in the fourth quarter of 2013. Mortgage banking net revenue is also affected by net servicing asset valuation adjustments, which include mortgage servicing rights (MSR) amortization and MSR valuation adjustments (including mark-to-market adjustments on free-standing derivatives used to economically hedge the MSR portfolio). These net servicing asset valuation adjustments were negative $34 million in the fourth quarter of 2014 (reflecting MSR amortization of $32 million and MSR valuation adjustments of negative $2 million); negative $34 million in the third quarter of 2014 (MSR amortization of $33 million and MSR valuation adjustments of negative $1 million); and positive $3 million in the fourth quarter of 2013 (MSR amortization of $23 million and MSR valuation adjustments of positive $26 million). The mortgage servicing asset, net of the valuation reserve, was $856 million at quarter-end on a servicing portfolio of $65 billion.

Investment advisory revenue of $100 million decreased 2 percent from the third quarter and increased 2 percent year-over-year. The sequential decline reflected a decrease in personal specialty and insurance fees relative to elevated levels in the third quarter, as well as a decrease in securities and brokerage fees due to a continued shift from transaction-based fees to recurring revenue streams. The year-over-year increase reflected an increase in personal asset management fees due to market-related growth, partially offset by a decrease in securities and brokerage fees.

Card and processing revenue of $76 million in the fourth quarter of 2014 increased 2 percent sequentially and increased 7 percent from the fourth quarter of 2013. The sequential and year-over-year increases reflect an increase in the number of actively used cards and an increase in customer spend volume.

Other noninterest income totaled $150 million in the fourth quarter of 2014, compared with $33 million in the previous quarter and $170 million in the fourth quarter of 2013. As previously described, the results included the impact of Vantiv warrant valuation adjustments and charges related to the valuation of the Visa total return swap. Excluding these items, other noninterest income of $113 million increased approximately $24 million, or 27 percent, from the third quarter of 2014 and increased approximately $16 million, or 16 percent, from the fourth quarter of 2013. The sequential and year-over-year increases were primarily due to payments received from Vantiv pursuant to the tax receivable agreement of $23 million in the fourth quarter of 2014 and $9 million in the fourth quarter of 2013.

Net gains on investment securities were $4 million in the fourth quarter of 2014, compared with $3 million in the previous quarter and $2 million in the fourth quarter of 2013.

Noninterest Expense

	For the Three Months Ended					% Change
	December 2014	September 2014	June 2014	March 2014	December 2013	Seq	Yr/Yr
Noninterest Expense ($ in millions)
Salaries, wages and incentives	$366	$357	$368	$359	$388	3%	(6%)
Employee benefits	79	75	79	101	78	5%	1%
Net occupancy expense	77	78	79	80	77	(1%)	—
Technology and communications	54	53	52	53	53	2%	2%
Equipment expense	30	30	30	30	29	—	3%
Card and processing expense	36	37	37	31	37	(1%)	(2%)
Other noninterest expense	276	258	309	296	327	7%	(16%)

Total noninterest expense	$918	$888	$954	$950	$989	3%	(7%)

Noninterest expense of $918 million increased 3 percent compared with the third quarter of 2014 and decreased 7 percent compared with the fourth quarter of 2013.

Fourth quarter 2014 expenses included a $3 million reversal of litigation reserves, compared with $4 million in charges to litigation reserves in the third quarter of 2014 and $69 million in charges to litigation reserves in the fourth quarter of 2013. Fourth quarter 2014 expenses also included $6 million in severance expense compared with $2 million in the third quarter of 2014 and $8 million in the fourth quarter of 2013. Fourth quarter of 2013 also included $8 million of debt extinguishment costs associated with the redemption of Fifth Third Capital Trust IV and an $8 million contribution to Fifth Third Foundation. Excluding these items, noninterest expense of $915 million was up $33 million, or 4 percent, sequentially and increased $19 million, or 2 percent, year-over-year. The sequential increase reflected higher credit-related costs and compensation-related expense. The year-over-year increase reflected increased credit-related costs, partially offset by lower compensation-related expense, primarily due to changes in our mortgage and retail staffing.

Credit costs related to problem assets recorded as noninterest expense totaled $33 million in the fourth quarter of 2014, compared with $13 million in the third quarter of 2014, and a benefit of $12 million in the fourth quarter of 2013. Credit- related expenses included provision for mortgage repurchases that was an immaterial amount in the fourth quarter of 2014, compared with expense of $3 million in the third quarter of 2014. The fourth quarter of 2013 included a benefit of $26 million reflecting the reduction in the mortgage representation and warranty reserve primarily related to Fifth Third’s settlement with Freddie Mac and corresponding expectations for future repurchase requests and file claims. (Realized mortgage repurchase losses were $2 million in the fourth quarter of 2014, compared with $3 million in the third quarter of 2014, and $33 million in the fourth quarter of 2013.) Provision for unfunded commitments was an expense of $1 million in the current quarter, compared with a benefit of $8 million last quarter and a benefit of $5 million a year ago. Derivative valuation adjustments related to customer credit risk were negative $10 million for the current quarter, positive $1 million in the third quarter, and positive $2 million for the year ago quarter. Other problem asset-related expenses were $17 million in the fourth quarter, compared with $15 million in the previous quarter, and $17 million in the same period last year.

Credit Quality

	For the Three Months Ended
	December 2014	September 2014	June 2014	March 2014	December 2013
Total net losses charged off ($ in millions)
Commercial and industrial loans	($44)	($50)	($31)	($97)	($66)
Commercial mortgage loans	(10)	(5)	(9)	(3)	(8)
Commercial construction loans	—	—	(8)	(5)	(4)
Commercial leases	(1)	—	—	—	—
Residential mortgage loans	(94)	(9)	(8)	(15)	(13)
Home equity	(11)	(14)	(18)	(16)	(26)
Automobile loans	(7)	(7)	(5)	(8)	(6)
Credit card	(20)	(23)	(21)	(19)	(21)
Other consumer loans and leases	(4)	(7)	(1)	(5)	(4)

Total net losses charged off	(191)	(115)	(101)	(168)	(148)
Total losses	(215)	(146)	(127)	(190)	(183)
Total recoveries	24	31	26	22	35

Total net losses charged off	($191)	($115)	($101)	($168)	($148)
Ratios (annualized)
Net losses charged off as a percent of average loans and leases (excluding held for sale)	0.83%	0.50%	0.45%	0.76%	0.67%
Commercial	0.40%	0.40%	0.35%	0.79%	0.60%
Consumer	1.47%	0.66%	0.60%	0.72%	0.76%

Net charge-offs were $191 million, or 83 bps of average loans on an annualized basis, in the fourth quarter of 2014 compared with net charge-offs of $115 million, or 50 bps, in the third quarter of 2014 and $148 million, or 67 bps, in the fourth quarter of 2013. The fourth quarter of 2014 net charge-offs included $87 million (38 bps) related to the transfer of residential mortgage loans classified as troubled debt restructurings to held-for-sale. Excluding these, net charge-offs were $104 million, or 45 bps, in the fourth quarter of 2014. For comparison purposes, the fourth quarter of 2013 included a single large credit that was restructured which resulted in a charge-off of $43 million (19 bps).

Commercial net charge-offs were $55 million, or 40 bps, and were flat sequentially. C&I net charge-offs of $44 million decreased $6 million from the previous quarter and commercial real estate net charge-offs increased $5 million from the previous quarter.

Consumer net charge-offs were $136 million, or 147 bps, up $76 million sequentially. Net charge-offs on residential mortgage loans in the portfolio were $94 million, up $85 million from the previous quarter primarily reflecting the impact of the charge-offs mentioned above. Home equity net charge-offs were $11 million, down $3 million from the third quarter of 2014, and net charge-offs in the auto portfolio of $7 million were flat compared with the prior quarter. Net charge-offs on consumer credit card loans were $20 million, down $3 million from the third quarter. Net charge-offs on other consumer loans were $4 million, down $3 million compared with the previous quarter.

	For the Three Months Ended
	December 2014	September 2014	June 2014	March 2014	December 2013
Allowance for Credit Losses ($ in millions)
Allowance for loan and lease losses, beginning	$1,414	$1,458	$1,483	$1,582	$1,677
Total net losses charged off	(191)	(115)	(101)	(168)	(148)
Provision for loan and lease losses	99	71	76	69	53

Allowance for loan and lease losses, ending	1,322	1,414	1,458	1,483	1,582
Reserve for unfunded commitments, beginning	134	142	153	162	167
Provision (benefit) for unfunded commitments	1	(8)	(11)	(9)	(5)

Reserve for unfunded commitments, ending	135	134	142	153	162
Components of allowance for credit losses:
Allowance for loan and lease losses	1,322	1,414	1,458	1,483	1,582
Reserve for unfunded commitments	135	134	142	153	162

Total allowance for credit losses	$1,457	$1,548	$1,600	$1,636	$1,744
Allowance for loan and lease losses ratio
As a percent of loans and leases	1.47%	1.56%	1.61%	1.65%	1.79%
As a percent of nonperforming loans and leases(a)	228%	228%	228%	202%	211%
As a percent of nonperforming assets(a)	178%	178%	175%	157%	161%

(a)	Excludes nonaccrual loans and leases in loans held for sale.

Provision for loan and lease losses totaled $99 million in the fourth quarter of 2014 and included a $23 million impact related to the transfer of residential mortgage loans classified as troubled debt restructurings to held-for-sale. The provision increased $28 million from the third quarter of 2014 and increased $46 million from the fourth quarter of 2013. The allowance for loan and lease losses declined $92 million sequentially reflecting a $64 million reduction related to the aforementioned transfer of loans to held-for-sale, as well as the portfolio’s overall risk profile and charges to the allowance. The allowance represented 1.47 percent of total loans and leases outstanding as of quarter end, compared with 1.56 percent last quarter, and represented 228 percent of nonperforming loans and leases, and 178 percent of nonperforming assets.

	As of
	December 2014	September 2014	June 2014	March 2014	December 2013
Nonperforming Assets and Delinquent Loans ($ in millions)
Nonaccrual portfolio loans and leases:
Commercial and industrial loans	$86	$102	$103	$153	$127
Commercial mortgage loans	64	77	86	96	90
Commercial construction loans	—	2	3	3	10
Commercial leases	3	3	2	3	3
Residential mortgage loans	44	52	56	68	83
Home equity	72	69	73	75	74
Automobile loans	—	—	—	—	—
Other consumer loans and leases	—	—	—	—	—

Total nonaccrual loans and leases (excludes restructured loans)	$269	$305	$323	$398	$387
Restructured loans—commercial (nonaccrual)(c)	214	201	202	209	228
Restructured loans—consumer (nonaccrual)	96	114	115	126	136

Total nonaccrual portfolio loans and leases	$579	$620	$640	$733	$751
Repossessed personal property	18	19	18	6	7
Other real estate owned(a)	147	157	174	207	222

Total nonperforming assets(b)	$744	$796	$832	$946	$980
Nonaccrual loans held for sale	24	4	5	3	6
Restructured loans—(nonaccrual) held for sale	15	3	—	—	—

Total nonperforming assets including loans held for sale	$783	$803	$837	$949	$986

Restructured Consumer loans and leases (accrual)	$905	$1,610	$1,623	$1,682	$1,685
Restructured Commercial loans and leases (accrual)(c)	$844	$885	$914	$847	$869
Total loans and leases 90 days past due	$87	$87	$94	$94	$103
Nonperforming loans and leases as a percent of portfolio loans, leases and other assets, including other real estate owned(b)	0.64%	0.68%	0.70%	0.82%	0.84%
Nonperforming assets as a percent of portfolio loans, leases and other assets, including other real estate owned(b)	0.82%	0.88%	0.92%	1.05%	1.10%

(a)	Excludes government insured advances.
(b)	Does not include nonaccrual loans held for sale.
(c)	Excludes $21 million of restructured nonaccrual loans and $7 million of restructured accruing loans as of December 31, 2014, September 30, 2014, June 30, 2014, and March 31, 2014 and excludes $21 million of restructured nonaccrual loans and $8 million of restructured accruing loans as of December 31, 2013 associated with a consolidated variable interest entity in which the Bancorp has no continuing credit risk.

Total nonperforming assets, including loans held-for-sale, were $783 million, a decline of $20 million, or 3 percent, from the previous quarter. Nonperforming loans (NPLs) at quarter-end were $579 million or 0.64 percent of total loans, leases and OREO, and decreased $41 million, or 7 percent, from the previous quarter. The fourth quarter NPLs declined $24 million related to the transfer of residential mortgage loans classified as troubled debt restructurings to held-for-sale.

Commercial NPAs were $461 million, or 0.85 percent of commercial loans, leases and OREO, and decreased $26 million, or 5 percent, from the third quarter. Commercial NPLs were $367 million, or 0.68 percent of commercial loans and leases, and decreased $18 million from last quarter. C&I NPAs of $246 million decreased $32 million from the prior quarter. Commercial mortgage NPAs were $195 million, up $9 million from the previous quarter. Commercial construction NPAs were $16 million, a decrease of $3 million from the previous quarter. Commercial lease NPAs were $4 million, flat from the previous quarter. Commercial NPAs included $214 million of nonaccrual troubled debt restructurings (TDRs), compared with $201 million last quarter.

Consumer NPAs of $283 million, or 0.78 percent of consumer loans, leases and OREO, decreased $26 million from the third quarter. Consumer NPLs were $212 million, or 0.59 percent of consumer loans and leases and decreased $23 million from last quarter. The declines in consumer NPAs and NPLs were driven by the residential mortgage loans moved to held-for-sale in the fourth quarter. Residential mortgage NPAs were $126 million, $38 million lower than last quarter reflecting the aforementioned NPAs moved to held-for-sale. Home equity NPAs of $108 million increased $7 million sequentially and credit card NPAs of $41 million were up $4 million compared with the previous quarter. Consumer nonaccrual TDRs were $96 million in the fourth quarter of 2014, compared with $114 million in the third quarter of 2014.

Fourth quarter OREO balances included in NPA balances were $147 million, down $10 million from the third quarter, and included $83 million in commercial OREO and $64 million in consumer OREO. Repossessed personal property of $18 million decreased $1 million from the prior quarter.

Loans over 90 days past due and still accruing were $87 million, flat from the third quarter of 2014. Commercial balances over 90 days past due were less than $1 million compared with $1 million in the prior quarter, and consumer balances 90 days past due of $87 million were up $1 million from the previous quarter. Loans 30-89 days past due of $250 million were down $29 million from the previous quarter. Commercial balances 30-89 days past due of $16 million were down $1 million sequentially and consumer balances 30-89 days past due of $234 million decreased $28 million from the third quarter. The above delinquencies figures exclude nonaccruals described previously.

Capital Position

	For the Three Months Ended
	December 2014	September 2014	June 2014	March 2014	December 2013
Capital Position
Average shareholders’ equity to average assets	11.54%	11.71%	11.57%	11.53%	11.51%
Tangible equity(a)	9.41%	9.65%	9.77%	9.61%	9.44%
Tangible common equity (excluding unrealized gains/losses)(a)	8.43%	8.64%	8.74%	8.79%	8.63%
Tangible common equity (including unrealized gains/losses)(a)	8.71%	8.84%	9.00%	8.93%	8.69%
Tangible common equity as a percent of risk-weighted assets (excluding unrealized gains/losses)(a)(b)	9.70%	9.70%	9.67%	9.57%	9.52%
Regulatory capital ratios:(c)
Tier I risk-based capital	10.83%	10.83%	10.80%	10.45%	10.43%
Total risk-based capital	14.33%	14.34%	14.30%	14.02%	14.17%
Tier I leverage	9.66%	9.82%	9.86%	9.71%	9.73%
Tier I common equity(a)	9.65%	9.64%	9.61%	9.51%	9.45%
Book value per share	17.35	16.87	16.74	16.27	15.85
Tangible book value per share(a)	14.40	13.95	13.86	13.40	13.00

(a)	The tangible equity, tangible common equity, tier I common equity and tangible book value per share ratios, while not required by accounting principles generally accepted in the United States of America (U.S. GAAP), are considered to be critical metrics with which to analyze banks. The ratios have been included herein to facilitate a greater understanding of the Bancorp’s capital structure and financial condition. See the Regulation G Non-GAAP Reconciliation table for a reconciliation of these ratios to U.S. GAAP.
(b)	Under the banking agencies risk-based capital guidelines, assets and credit equivalent amounts of derivatives and off-balance sheet exposures are assigned to broad risk categories. The aggregate dollar amount in each risk category is multiplied by the associated risk weight of the category. The resulting weighted values are added together resulting in the Bancorp’s total risk weighted assets.
(c)	Current period regulatory capital data ratios are estimated.

Capital ratios remained strong during the quarter, reflecting growth in retained earnings, the payment of preferred dividends, and share repurchase activity. Compared with the prior quarter, the Tier 1 common equity ratio* of 9.65 percent increased 1 bp. The tangible common equity to tangible assets ratio* was 8.43 percent (excluding unrealized gains/losses) and 8.71 percent (including unrealized gains/losses). The Tier 1 risk-based capital ratio was 10.83 percent and was flat compared to the prior quarter. The total risk-based capital ratio decreased 1 bps to 14.33 percent and the Leverage ratio decreased 16 bps to 9.66 percent.

Our current estimate of the pro-forma fully phased in Tier I common equity ratio at December 31, 2014 under the final capital rule, assuming the Company elected to maintain the current treatment of AOCI components in capital, would be approximately 9.4 percent**. This would compare with 9.7 percent* as calculated under the currently prevailing Basel I capital framework. Were Fifth Third to make the election to include AOCI components in capital, the December 31, 2014 pro forma Basel III Tier 1 common ratio would be increased by approximately 35 bps. Fifth Third’s pro forma Tier 1 common equity ratio exceeds the minimum buffered Tier 1 common equity ratio of 7 percent, comprising a minimum of 4.5 percent plus a capital conservation buffer of 2.5 percent. The pro forma Tier 1 common equity ratio does not include the effect of any mitigating actions the Bancorp may undertake to offset any impact of the final capital rules.

*	Non-GAAP measure; see Reg. G reconciliation on page 33.
**	Capital ratios estimated; presented under current U.S. capital regulations. The pro forma Basel III Tier I common equity ratio is management’s estimate based upon its current interpretation of the Basel III Final Rule approved in July 2013.

Book value per share at December 31, 2014 was $17.35 and tangible book value per share* was $14.40, compared with the September 30, 2014 book value per share of $16.87 and tangible book value per share of $13.95.

As previously announced, Fifth Third entered into a share repurchase agreement with a counterparty on October 20, 2014, whereby Fifth Third would purchase approximately $180 million of its outstanding common stock. This transaction reduced Fifth Third’s fourth quarter share count by 8.34 million shares on October 23, 2014. Settlement of the forward contract related to this agreement occurred on January 5, 2015 and an additional 0.79 million shares were repurchased upon completion of the agreement. In addition, the settlement of the forward contract related to the July 21, 2014 $225 million share repurchase agreement occurred on October 14, 2014. An additional 1.90 million shares were repurchased upon completion of the agreement. In total, the incremental impact to the average diluted share count in the fourth quarter of 2014 was approximately 10.53 million shares due to share repurchase transactions in the third and fourth quarters of 2014.

Tax Rate

The effective tax rate was 25.9 percent this quarter compared with 26.7 percent in the third quarter of 2014 and 28.4 percent in the fourth quarter of 2013.

Other

Fifth Third Bank owns 43 million units representing a 22.8 percent interest in Vantiv Holding, LLC, convertible into shares of Vantiv, Inc., a publicly traded firm (NYSE: VNTV). Based upon Vantiv’s closing price of $33.92 on December 31, 2014, our interest in Vantiv was valued at approximately $1.5 billion. Next month in our 10-K, we will update our disclosure of the carrying value of our interest in Vantiv stock, which was $388 million as of September 30, 2014. The difference between the market value and the book value of Fifth Third’s interest in Vantiv’s shares is not recognized in Fifth Third’s equity or capital. Additionally, Fifth Third has a warrant to purchase additional shares in Vantiv which is carried as a derivative asset at a fair value of $415 million as of December 31, 2014.

Conference Call

Fifth Third will host a conference call to discuss these financial results at 9:00 a.m. (Eastern Time) today. This conference call will be webcast live by Thomson Financial and may be accessed through the Fifth Third Investor Relations website at www.53.com (click on “About Fifth Third” then “Investor Relations”). Institutional investors can access the call via Thomson Financial’s password-protected event management site, StreetEvents (www.streetevents.com).

Those unable to listen to the live webcast may access a webcast replay through the Fifth Third Investor Relations website at the same web address. Additionally, a telephone replay of the conference call will be available beginning approximately two hours after the conference call until Wednesday, February 4, 2015 by dialing 800-585-8367 for domestic access or 404-537-3406 for international access (passcode 46038333#).

*	Non-GAAP measure; see Reg. G reconciliation on page 33.

Corporate Profile

Fifth Third Bancorp is a diversified financial services company headquartered in Cincinnati, Ohio. As of December 31, 2014, the Company had $139 billion in assets and operated 15 affiliates with 1,302 full-service Banking Centers, including 101 Bank Mart® locations, most open seven days a week, inside select grocery stores and 2,638 ATMs in Ohio, Kentucky, Indiana, Michigan, Illinois, Florida, Tennessee, West Virginia, Pennsylvania, Missouri, Georgia and North Carolina. Fifth Third operates four main businesses: Commercial Banking, Branch Banking, Consumer Lending, and Investment Advisors. Fifth Third also has a 22.8% interest in Vantiv Holding, LLC. Fifth Third is among the largest money managers in the Midwest and, as of December 31, 2014, had $308 billion in assets under care, of which it managed $27 billion for individuals, corporations and not-for-profit organizations. Investor information and press releases can be viewed at www.53.com. Fifth Third’s common stock is traded on the NASDAQ® Global Select Market under the symbol “FITB.”

Forward-Looking Statements

This news release contains statements that we believe are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder. These statements relate to our financial condition, results of operations, plans, objectives, future performance or business. They usually can be identified by the use of forward-looking language such as “will likely result,” “may,” “are expected to,” “is anticipated,” “estimate,” “forecast,” “projected,” “intends to,” or may include other similar words or phrases such as “believes,” “plans,” “trend,” “objective,” “continue,” “remain,” or similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” or similar verbs. You should not place undue reliance on these statements, as they are subject to risks and uncertainties, including but not limited to the risk factors set forth in our most recent Annual Report on Form 10-K as updated by our Quarterly Reports on Form 10-Q. When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as any cautionary statements we may make. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to us.

There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) general economic conditions and weakening in the economy, specifically the real estate market, either nationally or in the states in which Fifth Third, one or more acquired entities and/or the combined company do business, are less favorable than expected; (2) deteriorating credit quality; (3) political developments, wars or other hostilities may disrupt or increase volatility in securities markets or other economic conditions; (4) changes in the interest rate environment reduce interest margins; (5) prepayment speeds, loan origination and sale volumes, charge-offs and loan loss provisions; (6) Fifth Third’s ability to maintain required capital levels and adequate sources of funding and liquidity; (7) maintaining capital requirements and adequate sources of funding and liquidity may limit Fifth Third’s operations and potential growth; (8) changes and trends in capital markets; (9) problems encountered by larger or similar financial institutions may adversely affect the banking industry and/or Fifth Third; (10) competitive pressures among depository institutions increase significantly; (11) effects of critical accounting policies and judgments; (12) changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board (FASB) or other regulatory agencies; (13) legislative or regulatory changes or actions, or significant litigation, adversely affect Fifth Third, one or more acquired entities and/or the combined company or the businesses in which Fifth Third, one or more acquired entities and/or the combined company are engaged, including the Dodd-Frank Wall Street Reform and Consumer Protection Act; (14) ability to maintain favorable ratings from rating agencies; (15) fluctuation of Fifth Third’s stock price; (16) ability to attract and retain key personnel; (17) ability to receive dividends from its subsidiaries; (18) potentially dilutive effect of future acquisitions on current shareholders’ ownership of Fifth Third; (19) effects of accounting or financial results of one or more acquired entities; (20) difficulties from Fifth Third’s investment in, relationship with, and nature of the operations of Vantiv, LLC; (21) loss of income from any sale or potential sale of businesses that could have an adverse effect on Fifth Third’s earnings and future growth; (22) ability to secure confidential information and deliver products and services through the use of computer systems and telecommunications networks; and (23) the impact of reputational risk created by these developments on such matters as business generation and retention, funding and liquidity.

You should refer to our periodic and current reports filed with the Securities and Exchange Commission, or “SEC,” for further information on other factors, which could cause actual results to be significantly different from those expressed or implied by these forward-looking statements.

# # #

Quarterly Financial Review for December 31, 2014

Table of Contents

Financial Highlights	19-20
Consolidated Statements of Income	21
Consolidated Statements of Income (Taxable Equivalent)	22
Consolidated Balance Sheets	23-24
Consolidated Statements of Changes in Equity	25
Average Balance Sheet and Yield Analysis	26-28
Summary of Loans and Leases	29
Regulatory Capital	30
Summary of Credit Loss Experience	31
Asset Quality	32
Regulation G Non-GAAP Reconciliation	33
Segment Presentation	34

Fifth Third Bancorp and Subsidiaries

Financial Highlights

$ in millions, except per share data

(unaudited)

	For the Three Months Ended			% Change		Year to Date		% Change
	December 2014	September 2014	December 2013	Seq	Yr/Yr	December 2014	December 2013	Yr/Yr
Income Statement Data
Net interest income(a)	$888	$908	$905	(2%)	(2%)	$3,600	$3,581	1%
Noninterest income	653	520	703	26%	(7%)	2,473	3,227	(23%)
Total revenue(a)	1,541	1,428	1,608	8%	(4%)	6,073	6,808	(11%)
Provision for loan and lease losses	99	71	53	40%	87%	315	229	38%
Noninterest expense	918	888	989	3%	(7%)	3,709	3,961	(6%)
Net income attributable to Bancorp	385	340	402	13%	(4%)	1,481	1,836	(19%)
Net income available to common shareholders	362	328	383	10%	(6%)	1,414	1,799	(21%)
Common Share Data
Earnings per share, basic	$0.44	$0.39	$0.44	13%	—	$1.68	$2.05	(18%)
Earnings per share, diluted	0.43	0.39	0.43	10%	—	1.66	2.02	(17%)
Cash dividends per common share	0.13	0.13	0.12	—	8%	0.51	0.47	9%
Book value per share	17.35	16.87	15.85	3%	9%	17.35	15.85	9%
Market price per share	20.38	20.02	21.03	2%	(3%)	20.38	21.03	(3%)
Common shares outstanding (in thousands)	824,047	834,262	855,306	(1%)	(4%)	824,047	855,306	(4%)
Average common shares outstanding (in thousands):
Basic	819,057	829,392	868,077	(1%)	(6%)	833,116	869,463	(4%)
Diluted	827,831	838,324	877,511	(1%)	(6%)	842,967	894,736	(6%)
Market capitalization	$16,790	$16,702	$17,987	1%	(7%)	$16,790	$17,987	(7%)
Financial Ratios
Return on average assets	1.13%	1.02%	1.24%	10%	(10%)	1.12%	1.48%	(24%)
Return on average common equity	10.0%	9.2%	10.8%	9%	(7%)	10.0%	13.1%	(24%)
Return on average tangible common equity(b)(j)	12.1%	11.1%	13.1%	9%	(8%)	12.2%	16.0%	(24%)
Noninterest income as a percent of total revenue	42%	36%	44%	16%	(3%)	41%	47%	(14%)
Average Bancorp shareholders’ equity as a percent of average assets	11.54%	11.71%	11.51%	(1%)	—	11.59%	11.56%	—
Tangible common equity(c)(d)(j)	8.43%	8.64%	8.63%	(2%)	(2%)	8.43%	8.63%	(2%)
Net interest margin(a)	2.96%	3.10%	3.21%	(5%)	(8%)	3.10%	3.32%	(6%)
Efficiency(a)	59.6%	62.1%	61.5%	(4%)	(3%)	61.1%	58.2%	5%
Effective tax rate	25.9%	26.7%	28.4%	(3%)	(9%)	26.9%	29.7%	(10%)
Credit Quality
Net losses charged off	$191	$115	$148	67%	29%	$575	$501	15%
Net losses charged off as a percent of average loans and leases	0.83%	0.50%	0.67%	66%	25%	0.64%	0.58%	10%
Allowance for loan and lease losses as a percent of portfolio loans and leases	1.47%	1.56%	1.79%	(6%)	(18%)	1.47%	1.79%	(18%)
Allowance for credit losses as a percent of portfolio loans and leases	1.62%	1.71%	1.97%	(5%)	(18%)	1.62%	1.97%	(18%)
Nonperforming assets as a percent of portfolio loans, leases and other assets, including other real estate owned(e)	0.82%	0.88%	1.10%	(6%)	(25%)	0.82%	1.10%	(25%)
Average Balances
Loans and leases, including held for sale	$91,581	$91,428	$88,865	—	3%	$91,127	$89,093	2%
Total securities and other short-term investments	27,604	24,927	23,043	11%	20%	24,866	18,861	32%
Total assets	135,580	132,220	128,179	3%	6%	131,943	123,732	7%
Transaction deposits(f)	92,414	89,360	85,740	3%	8%	89,715	82,915	8%
Core deposits(g)	96,350	93,160	89,269	3%	8%	93,477	86,675	8%
Wholesale funding(h)	19,495	19,787	19,069	(1%)	2%	19,188	17,797	8%
Bancorp shareholders’ equity	15,644	15,486	14,757	1%	6%	15,290	14,302	7%
Regulatory Capital Ratios(i)
Tier I risk-based capital	10.83%	10.83%	10.43%	—	4%	10.83%	10.43%	4%
Total risk-based capital	14.33%	14.34%	14.17%	—	1%	14.33%	14.17%	1%
Tier I leverage	9.66%	9.82%	9.73%	(2%)	—	9.66%	9.73%	—
Tier I common equity(d)(j)	9.65%	9.64%	9.45%	—	2%	9.65%	9.45%	2%
Operations
Banking centers	1,302	1,308	1,320	—	(1%)	1,302	1,320	(1%)
ATMs	2,638	2,639	2,586	—	2%	2,638	2,586	2%
Full-time equivalent employees	18,351	18,503	19,446	(1%)	(6%)	18,351	19,446	(6%)

(a)	Presented on a fully taxable equivalent basis.
(b)	The return on average tangible common equity is calculated as tangible net income available to common shareholders excluding tax effected amortization of intangibles) divided by average tangible common equity (average common equity less goodwill and intangible assets).
(c)	The tangible common equity ratio is calculated as tangible common equity (shareholders’ equity less preferred stock, goodwill, intangible assets and accumulated other comprehensive income divided by tangible assets (total assets less goodwill, intangible assets and accumulated other comprehensive income).
(d)	The tangible common equity and tier I common equity ratios, while not required by U.S. GAAP, are considered to be important metrics with which to analyze a bank’s position. The ratios have been included herein to facilitate a greater understanding of the Bancorp’s capital structure and financial condition.
(e)	Excludes nonaccrual loans held for sale.
(f)	Includes demand, interest checking, savings, money market and foreign office deposits of commercial customers.
(g)	Includes transaction deposits plus other time deposits.
(h)	Includes certificates $100,000 and over, other deposits, federal funds purchased, short-term borrowings and long-term debt.
(i)	Current period regulatory capital ratios are estimates.
(j)	Non-GAAP measure; see Reg. G reconciliation on page 33.

Fifth Third Bancorp and Subsidiaries

Financial Highlights

$ in millions, except per share data

(unaudited)

	For the Three Months Ended
	December 2014	September 2014	June 2014	March 2014	December 2013
Income Statement Data
Net interest income(a)	$888	$908	$905	$898	$905
Noninterest income	653	520	736	564	703
Total revenue(a)	1,541	1,428	1,641	1,462	1,608
Provision for loan and lease losses	99	71	76	69	53
Noninterest expense	918	888	954	950	989
Net income attributable to Bancorp	385	340	439	318	402
Net income available to common shareholders	362	328	416	309	383
Common Share Data
Earnings per share, basic	$0.44	$0.39	$0.49	$0.36	$0.44
Earnings per share, diluted	0.43	0.39	0.49	0.36	0.43
Cash dividends per common share	0.13	0.13	0.13	0.12	0.12
Book value per share	17.35	16.87	16.74	16.27	15.85
Market price per share	20.38	20.02	21.35	22.96	21.03
Common shares outstanding (in thousands)	824,047	834,262	844,489	847,569	855,306
Average common shares outstanding (in thousands):
Basic	819,057	829,392	838,492	845,860	868,077
Diluted	827,831	838,324	848,245	857,924	877,511
Market capitalization	$16,790	$16,702	$18,030	$19,456	$17,987
Financial Ratios
Return on average assets	1.13%	1.02%	1.34%	1.00%	1.24%
Return on average common equity	10.0%	9.2%	11.9%	9.0%	10.8%
Return on average tangible common equity(b)(j)	12.1%	11.1%	14.4%	11.0%	13.1%
Noninterest income as a percent of total revenue	42%	36%	45%	39%	44%
Average Bancorp shareholders’ equity as a percent of average assets	11.54%	11.71%	11.57%	11.53%	11.51%
Tangible common equity(c)(d)(j)	8.43%	8.64%	8.74%	8.79%	8.63%
Net interest margin(a)	2.96%	3.10%	3.15%	3.22%	3.21%
Efficiency(a)	59.6%	62.1%	58.2%	64.9%	61.5%
Effective tax rate	25.9%	26.7%	27.6%	27.3%	28.4%
Credit Quality
Net losses charged off	$191	$115	$101	$168	$148
Net losses charged off as a percent of average loans and leases	0.83%	0.50%	0.45%	0.76%	0.67%
Allowance for loan and lease losses as a percent of portfolio loans and leases	1.47%	1.56%	1.61%	1.65%	1.79%
Allowance for credit losses as a percent of portfolio loans and leases	1.62%	1.71%	1.77%	1.82%	1.97%
Nonperforming assets as a percent of portfolio loans, leases and other assets, including other real estate owned(e)	0.82%	0.88%	0.92%	1.05%	1.10%
Average Balances
Loans and leases, including held for sale	$91,581	$91,428	$91,241	$90,238	$88,865
Total securities and other short-term investments	27,604	24,927	23,940	22,940	23,043
Total assets	135,580	132,220	130,965	128,930	128,179
Transaction deposits(f)	92,414	89,360	89,148	87,896	85,740
Core deposits(g)	96,350	93,160	92,841	91,512	89,269
Wholesale funding(h)	19,495	19,787	19,204	18,244	19,069
Bancorp shareholders’ equity	15,644	15,486	15,157	14,862	14,757
Regulatory Capital Ratios(i)
Tier I risk-based capital	10.83%	10.83%	10.80%	10.45%	10.43%
Total risk-based capital	14.33%	14.34%	14.30%	14.02%	14.17%
Tier I leverage	9.66%	9.82%	9.86%	9.71%	9.73%
Tier I common equity(d)(j)	9.65%	9.64%	9.61%	9.51%	9.45%
Operations
Banking centers	1,302	1,308	1,309	1,311	1,320
ATMs	2,638	2,639	2,619	2,614	2,586
Full-time equivalent employees	18,351	18,503	18,732	19,080	19,446

(a)	Presented on a fully taxable equivalent basis.
(b)	The return on average tangible common equity is calculated as tangible net income available to common shareholders excluding tax effected amortization of intangibles) divided by average tangible common equity (average common equity less goodwill and intangible assets).
(c)	The tangible common equity ratio is calculated as tangible common equity (shareholders’ equity less preferred stock, goodwill, intangible assets and accumulated other comprehensive income divided by tangible assets (total assets less goodwill, intangible assets and accumulated other comprehensive income).
(d)	The tangible common equity and tier I common equity ratios, while not required by U.S. GAAP, are considered to be important metrics with which to analyze a bank’s position. The ratios have been included herein to facilitate a greater understanding of the Bancorp’s capital structure and financial condition.
(e)	Excludes nonaccrual loans held for sale.
(f)	Includes demand, interest checking, savings, money market and foreign office deposits of commercial customers.
(g)	Includes transaction deposits plus other time deposits.
(h)	Includes certificates $100,000 and over, other deposits, federal funds purchased, short-term borrowings and long-term debt.
(i)	Current period regulatory capital ratios are estimates.
(j)	Non-GAAP measure; see Reg. G reconciliation on page 33.

Fifth Third Bancorp and Subsidiaries

Consolidated Statements of Income

$ in millions

(unaudited)

	For the Three Months Ended			% Change		Year to Date		% Change
	December 2014	September 2014	December 2013	Seq	Yr/Yr	December 2014	December 2013	Yr/Yr
Interest Income
Interest and fees on loans and leases	$823	$827	$845	(1%)	(3%)	3,298	3,447	(4%)
Interest on securities	185	189	154	(2%)	20%	724	520	39%
Interest on other short-term investments	3	2	3	NM	13%	8	6	30%

Total interest income	1,011	1,018	1,002	(1%)	1%	4,030	3,973	1%
Interest Expense
Interest on deposits	54	51	48	7%	15%	202	202	—
Interest on other short-term borrowings	—	1	1	(33%)	(56%)	2	6	(61%)
Interest on long-term debt	74	63	53	14%	36%	247	204	21%

Total interest expense	128	115	102	11%	25%	451	412	9%

Net Interest Income	883	903	900	(2%)	(2%)	3,579	3,561	1%
Provision for loan and lease losses	99	71	53	40%	87%	315	229	38%

Net interest income after provision for loan and lease losses	784	832	847	(6%)	(7%)	3,264	3,332	(2%)
Noninterest Income
Service charges on deposits	142	145	142	(2%)	—	560	549	2%
Corporate banking revenue	120	100	94	20%	27%	430	400	7%
Mortgage banking net revenue	61	61	126	—	(51%)	310	700	(56%)
Investment advisory revenue	100	103	98	(2%)	2%	407	393	4%
Card and processing revenue	76	75	71	2%	7%	295	272	8%
Other noninterest income	150	33	170	NM	(13%)	450	879	(49%)
Securities gains, net	4	3	2	15%	NM	21	21	4%
Securities gains, net—non-qualifying hedges on mortgage servicing rights	—	—	—	—	—	—	13	(100%)

Total noninterest income	653	520	703	26%	(7%)	2,473	3,227	(23%)
Noninterest Expense
Salaries, wages and incentives	366	357	388	3%	(6%)	1,449	1,581	(8%)
Employee benefits	79	75	78	5%	1%	334	357	(7%)
Net occupancy expense	77	78	77	(1%)	—	313	307	2%
Technology and communications	54	53	53	2%	2%	212	204	4%
Equipment expense	30	30	29	—	3%	121	114	6%
Card and processing expense	36	37	37	(1%)	(2%)	141	134	5%
Other noninterest expense	276	258	327	7%	(16%)	1,139	1,264	(10%)

Total noninterest expense	918	888	989	3%	(7%)	3,709	3,961	(6%)
Income before income taxes	519	464	561	11%	(8%)	2,028	2,598	(22%)
Applicable income tax expense	134	124	159	8%	(16%)	545	772	(29%)

Net Income	385	340	402	13%	(4%)	1,483	1,826	(19%)
Less: Net income attributable to noncontrolling interests	—	—	—	NM	NM	2	(10)	NM

Net income attributable to Bancorp	385	340	402	13%	(4%)	1,481	1,836	(19%)
Dividends on preferred stock	23	12	19	87%	19%	67	37	82%

Net income available to common shareholders	$362	$328	$383	10%	(6%)	1,414	1,799	(21%)

Fifth Third Bancorp and Subsidiaries

Consolidated Statements of Income (Taxable Equivalent)

$ in millions

(unaudited)

	For the Three Months Ended
	December 2014	September 2014	June 2014	March 2014	December 2013
Interest Income
Interest and fees on loans and leases	$823	$827	$826	$823	$845
Interest on securities	185	189	181	168	154
Interest on other short-term investments	3	2	1	2	3

Total interest income	1,011	1,018	1,008	993	1,002
Taxable equivalent adjustment	5	5	5	5	5

Total interest income (taxable equivalent)	1,016	1,023	1,013	998	1,007
Interest Expense
Interest on deposits	54	51	49	48	48
Interest on other short-term borrowings	—	1	1	1	1
Interest on long-term debt	74	63	58	51	53

Total interest expense	128	115	108	100	102

Net Interest Income (taxable equivalent)	888	908	905	898	905
Provision for loan and lease losses	99	71	76	69	53

Net interest income (taxable equivalent) after provision for loan and lease losses	789	837	829	829	852
Noninterest Income
Service charges on deposits	142	145	139	133	142
Corporate banking revenue	120	100	107	104	94
Mortgage banking net revenue	61	61	78	109	126
Investment advisory revenue	100	103	102	102	98
Card and processing revenue	76	75	76	68	71
Other noninterest income	150	33	226	41	170
Securities gains, net	4	3	8	7	2
Securities gains, net—non-qualifying hedges on mortgage servicing rights	—	—	—	—	—

Total noninterest income	653	520	736	564	703
Noninterest Expense
Salaries, wages and incentives	366	357	368	359	388
Employee benefits	79	75	79	101	78
Net occupancy expense	77	78	79	80	77
Technology and communications	54	53	52	53	53
Equipment expense	30	30	30	30	29
Card and processing expense	36	37	37	31	37
Other noninterest expense	276	258	309	296	327

Total noninterest expense	918	888	954	950	989

Income before income taxes (taxable equivalent)	524	469	611	443	566
Taxable equivalent adjustment	5	5	5	5	5

Income before income taxes	519	464	606	438	561
Applicable income tax expense	134	124	167	119	159

Net Income	385	340	439	319	402
Less: Net Income attributable to noncontrolling interests	—	—	—	1	—

Net income attributable to Bancorp	385	340	439	318	402
Dividends on preferred stock	23	12	23	9	19

Net income available to common shareholders	$362	$328	$416	$309	$383

Fifth Third Bancorp and Subsidiaries

Consolidated Balance Sheets

$ in millions, except per share data

(unaudited)

	As of			% Change
	December 2014	September 2014	December 2013	Seq	Yr/Yr
Assets
Cash and due from banks	$3,091	$3,125	$3,178	(1%)	(3%)
Available-for-sale and other securities(a)	22,408	22,912	18,597	(2%)	20%
Held-to-maturity securities(b)	187	191	208	(2%)	(10%)
Trading securities	360	389	343	(8%)	5%
Other short-term investments	7,914	3,637	5,116	NM	55%
Loans held for sale	1,261	641	944	97%	34%
Portfolio loans and leases:
Commercial and industrial loans	40,765	41,072	39,316	(1%)	4%
Commercial mortgage loans	7,399	7,564	8,066	(2%)	(8%)
Commercial construction loans	2,069	1,702	1,039	22%	99%
Commercial leases	3,720	3,554	3,625	5%	3%
Residential mortgage loans	12,389	12,941	12,680	(4%)	(2%)
Home equity	8,886	8,987	9,246	(1%)	(4%)
Automobile loans	12,037	12,121	11,984	(1%)	—
Credit card	2,401	2,317	2,294	4%	5%
Other consumer loans and leases	418	366	364	14%	15%

Portfolio loans and leases	90,084	90,624	88,614	(1%)	2%
Allowance for loan and lease losses	(1,322)	(1,414)	(1,582)	(7%)	(16%)

Portfolio loans and leases, net	88,762	89,210	87,032	(1%)	2%
Bank premises and equipment	2,465	2,467	2,531	—	(3%)
Operating lease equipment	728	732	730	(1%)	—
Goodwill	2,416	2,416	2,416	—	—
Intangible assets	15	16	19	(7%)	(24%)
Servicing rights	858	935	971	(8%)	(12%)
Other assets	8,241	7,517	8,358	10%	(1%)

Total assets	$138,706	$134,188	$130,443	3%	6%

Liabilities
Deposits:
Demand	$34,809	$32,258	$32,634	8%	7%
Interest checking	26,800	24,930	25,875	7%	4%
Savings	15,051	15,355	17,045	(2%)	(12%)
Money market	17,083	16,199	11,644	5%	47%
Foreign office	1,114	1,577	1,976	(29%)	(44%)
Other time	3,960	3,856	3,530	3%	12%
Certificates—$100,000 and over	2,895	3,117	6,571	(7%)	(56%)
Other	—	—	—	NM	NM

Total deposits	101,712	97,292	99,275	5%	2%
Federal funds purchased	144	148	284	(2%)	(49%)
Other short-term borrowings	1,556	2,730	1,380	(43%)	13%
Accrued taxes, interest and expenses	2,020	1,706	1,758	18%	15%
Other liabilities	2,642	2,533	3,487	4%	(24%)
Long-term debt	14,967	14,336	9,633	4%	55%

Total liabilities	123,041	118,745	115,817	4%	6%
Equity
Common stock(c)	2,051	2,051	2,051	—	—
Preferred stock	1,331	1,331	1,034	—	29%
Capital surplus	2,646	2,621	2,561	1%	3%
Retained earnings	11,141	10,886	10,156	2%	10%
Accumulated other comprehensive income	429	301	82	42%	NM
Treasury stock	(1,972)	(1,786)	(1,295)	10%	52%

Total Bancorp shareholders’ equity	15,626	15,404	14,589	1%	7%
Noncontrolling interests	39	39	37	—	3%

Total Equity	15,665	15,443	14,626	1%	7%

Total liabilities and equity	$138,706	$134,188	$130,443	3%	6%

(a) Amortized cost	$21,677	$22,392	$18,409	(3%)	18%
(b) Market values	187	191	208	(2%)	(10%)
(c) Common shares, stated value $2.22 per share (in thousands):
Authorized	2,000,000	2,000,000	2,000,000	—	—
Outstanding, excluding treasury	824,047	834,262	855,306	(1%)	(4%)
Treasury	99,846	89,631	68,587	11%	46%

Fifth Third Bancorp and Subsidiaries

Consolidated Balance Sheets

$ in millions, except per share data

(unaudited)

	As of
	December 2014	September 2014	June 2014	March 2014	December 2013
Assets
Cash and due from banks	$3,091	$3,125	$3,312	$3,153	$3,178
Available-for-sale and other securities(a)	22,408	22,912	22,814	20,749	18,597
Held-to-maturity securities(b)	187	191	194	195	208
Trading securities	360	389	361	347	343
Other short-term investments	7,914	3,637	2,386	2,202	5,116
Loans held for sale	1,261	641	682	780	944
Portfolio loans and leases:
Commercial and industrial loans	40,765	41,072	41,299	40,591	39,316
Commercial mortgage loans	7,399	7,564	7,805	7,958	8,066
Commercial construction loans	2,069	1,702	1,424	1,218	1,039
Commercial leases	3,720	3,554	3,567	3,577	3,625
Residential mortgage loans	12,389	12,941	12,652	12,626	12,680
Home equity	8,886	8,987	9,056	9,125	9,246
Automobile loans	12,037	12,121	12,050	12,088	11,984
Credit card	2,401	2,317	2,261	2,177	2,294
Other consumer loans and leases	418	366	370	345	364

Portfolio loans and leases	90,084	90,624	90,484	89,705	88,614
Allowance for loan and lease losses	(1,322)	(1,414)	(1,458)	(1,483)	(1,582)

Portfolio loans and leases, net	88,762	89,210	89,026	88,222	87,032
Bank premises and equipment	2,465	2,467	2,491	2,528	2,531
Operating lease equipment	728	732	667	714	730
Goodwill	2,416	2,416	2,416	2,416	2,416
Intangible assets	15	16	17	18	19
Servicing rights	858	935	931	975	971
Other assets	8,241	7,517	7,265	7,355	8,358

Total assets	$138,706	$134,188	$132,562	$129,654	$130,443

Liabilities
Deposits:
Demand	$34,809	$32,258	$32,140	$31,234	$32,634
Interest checking	26,800	24,930	24,744	25,472	25,875
Savings	15,051	15,355	16,087	16,867	17,045
Money market	17,083	16,199	14,216	13,208	11,644
Foreign office	1,114	1,577	1,418	1,922	1,976
Other time	3,960	3,856	3,724	3,660	3,530
Certificates—$100,000 and over	2,895	3,117	3,623	4,511	6,571
Other	—	—	—	—	—

Total deposits	101,712	97,292	95,952	96,874	99,275
Federal funds purchased	144	148	153	268	284
Other short-term borrowings	1,556	2,730	3,146	2,717	1,380
Accrued taxes, interest and expenses	2,020	1,706	1,824	1,669	1,758
Other liabilities	2,642	2,533	2,018	2,029	3,487
Long-term debt	14,967	14,336	13,961	11,233	9,633

Total liabilities	123,041	118,745	117,054	114,790	115,817
Equity
Common stock(c)	2,051	2,051	2,051	2,051	2,051
Preferred stock	1,331	1,331	1,331	1,034	1,034
Capital surplus	2,646	2,621	2,613	2,674	2,561
Retained earnings	11,141	10,886	10,666	10,363	10,156
Accumulated other comprehensive income	429	301	382	196	82
Treasury stock	(1,972)	(1,786)	(1,574)	(1,492)	(1,295)

Total Bancorp shareholders’ equity	15,626	15,404	15,469	14,826	14,589
Noncontrolling interests	39	39	39	38	37

Total Equity	15,665	15,443	15,508	14,864	14,626

Total liabilities and equity	$138,706	$134,188	$132,562	$129,654	$130,443

(a) Amortized cost	$21,677	$22,392	$22,184	$20,393	$18,409
(b) Market values	187	191	194	195	208
(c) Common shares, stated value $2.22 per share (in thousands):
Authorized	2,000,000	2,000,000	2,000,000	2,000,000	2,000,000
Outstanding, excluding treasury	824,047	834,262	844,489	847,569	855,306
Treasury	99,846	89,631	79,404	76,324	68,587

Fifth Third Bancorp and Subsidiaries

Consolidated Statements of Changes in Equity

$ in millions

(unaudited)

	For the Three Months Ended		Year to Date
	December 2014	December 2013	December 2014	December 2013
Total equity, beginning	$15,443	$14,680	$14,626	$13,764
Net income attributable to Bancorp	385	402	1,481	1,836
Other comprehensive income, net of tax:
Change in unrealized gains and (losses):
Available-for-sale securities	137	(147)	354	(291)
Qualifying cash flow hedges	11	(18)	10	(37)
Change in accumulated other comprehensive income related to employee benefit plans	(20)	29	(17)	35

Comprehensive income	513	266	1,828	1,543
Cash dividends declared:
Common stock	(107)	(103)	(427)	(407)
Preferred stock	(23)	(19)	(67)	(37)
Impact of stock transactions under stock compensation plans, net	19	17	60	60
Shares acquired for treasury	(180)	(656)	(654)	(1,320)
Issuance of preferred stock	—	442	297	1,035
Noncontrolling interest	—	(1)	2	(11)
Other	—	—	—	(1)

Total equity, ending	$15,665	$14,626	$15,665	$14,626

Fifth Third Bancorp and Subsidiaries

Average Balance Sheet and Yield Analysis

$ in millions, except share data

(unaudited)

	For the Three Months Ended			% Change
	December 2014	September 2014	December 2013	Seq	Yr/Yr
Assets
Interest-earning assets:
Commercial and industrial loans	$41,313	$41,525	$38,846	(1%)	6%
Commercial mortgage loans	7,482	7,637	8,051	(2%)	(7%)
Commercial construction loans	1,911	1,565	955	22%	NM
Commercial leases	3,601	3,576	3,579	1%	1%
Residential mortgage loans	13,526	13,342	13,544	1%	—
Home equity	8,937	9,009	9,296	(1%)	(4%)
Automobile loans	12,073	12,105	12,019	—	—
Credit card	2,324	2,295	2,202	1%	6%
Other consumer loans and leases	414	374	373	11%	11%
Taxable securities	22,364	22,594	18,383	(1%)	22%
Tax exempt securities	64	50	48	27%	32%
Other short-term investments	5,176	2,283	4,612	NM	12%

Total interest-earning assets	119,185	116,355	111,908	2%	7%
Cash and due from banks	3,008	2,862	2,956	5%	2%
Other assets	14,800	14,461	14,986	2%	(1%)
Allowance for loan and lease losses	(1,413)	(1,458)	(1,671)	(3%)	(15%)

Total assets	$135,580	$132,220	$128,179	3%	6%

Liabilities
Interest-bearing liabilities:
Interest checking	$25,478	$24,926	$24,650	2%	3%
Savings	15,173	15,759	17,323	(4%)	(12%)
Money market	17,023	15,222	11,285	12%	51%
Foreign office	1,439	1,663	1,717	(13%)	(16%)
Other time	3,936	3,800	3,529	4%	12%
Certificates—$100,000 and over	2,998	3,339	7,456	(10%)	(60%)
Other	—	—	—	NM	NM
Federal funds purchased	161	520	301	(69%)	(47%)
Other short-term borrowings	1,481	1,973	2,177	(25%)	(32%)
Long-term debt	14,855	13,955	9,135	6%	63%

Total interest-bearing liabilities	82,544	81,157	77,573	2%	6%
Demand deposits	33,301	31,790	30,765	5%	8%
Other liabilities	4,052	3,749	5,045	8%	(20%)

Total liabilities	119,897	116,696	113,383	3%	6%
Equity	15,683	15,524	14,796	1%	6%

Total liabilities and equity	$135,580	$132,220	$128,179	3%	6%

Yield Analysis
Interest-earning assets:
Commercial and industrial loans	3.21%	3.25%	3.46%
Commercial mortgage loans	3.28%	3.34%	3.53%
Commercial construction loans	3.30%	3.49%	3.46%
Commercial leases	2.96%	2.96%	3.10%
Residential mortgage loans	3.80%	3.84%	3.88%
Home equity	3.68%	3.69%	3.62%
Automobile loans	2.73%	2.72%	2.96%
Credit card	10.08%	9.87%	9.90%
Other consumer loans and leases	31.97%	36.98%	43.19%

Total loans and leases	3.58%	3.61%	3.79%
Taxable securities	3.28%	3.32%	3.32%
Tax exempt securities	4.42%	5.34%	5.65%
Other short-term investments	0.26%	0.26%	0.26%

Total interest-earning assets	3.38%	3.49%	3.57%
Interest-bearing liabilities:
Interest checking	0.22%	0.22%	0.22%
Savings	0.08%	0.09%	0.11%
Money market	0.39%	0.37%	0.26%
Foreign office	0.30%	0.29%	0.27%
Other time	1.14%	1.07%	0.98%
Certificates—$100,000 and over	1.05%	0.96%	0.64%
Other	0.00%	0.00%	0.05%
Federal funds purchased	0.10%	0.09%	0.14%
Other short-term borrowings	0.10%	0.10%	0.15%
Long-term debt	1.94%	1.80%	2.32%

Total interest-bearing liabilities	0.61%	0.56%	0.52%
Ratios:
Net interest margin (taxable equivalent)	2.96%	3.10%	3.21%
Net interest rate spread (taxable equivalent)	2.77%	2.93%	3.05%
Interest-bearing liabilities to interest-earning assets	69.26%	69.75%	69.32%

Fifth Third Bancorp and Subsidiaries

Average Balance Sheet and Yield Analysis

$ in millions, except share data

(unaudited)

	Year to Date		% Change
	December 2014	December 2013	Yr/Yr
Assets
Interest-earning assets:
Commercial and industrial loans	$41,178	$37,770	9%
Commercial mortgage loans	7,745	8,481	(9%)
Commercial construction loans	1,492	793	88%
Commercial leases	3,585	3,565	1%
Residential mortgage loans	13,344	14,428	(8%)
Home equity	9,059	9,554	(5%)
Automobile loans	12,068	12,021	—
Credit card	2,271	2,121	7%
Other consumer loans and leases	385	360	7%
Taxable securities	21,770	16,395	33%
Tax exempt securities	53	49	8%
Other short-term investments	3,043	2,417	26%

Total interest-earning assets	115,993	107,954	7%
Cash and due from banks	2,892	2,482	17%
Other assets	14,539	15,053	(3%)
Allowance for loan and lease losses	(1,481)	(1,757)	(16%)

Total assets	131,943	123,732	7%

Liabilities
Interest-bearing liabilities:
Interest checking	25,382	23,582	8%
Savings	16,080	18,440	(13%)
Money market	14,670	9,467	55%
Foreign office	1,828	1,501	22%
Other time	3,762	3,760	—
Certificates—$100,000 and over	3,929	6,339	(38%)
Other	—	17	(100%)
Federal funds purchased	458	503	(9%)
Other short-term borrowings	1,873	3,024	(38%)
Long-term debt	12,928	7,914	63%

Total interest-bearing liabilities	80,910	74,547	9%
Demand deposits	31,755	29,925	6%
Other liabilities	3,950	4,917	(20%)

Total liabilities	116,615	109,389	7%
Equity	15,328	14,343	7%

Total liabilities and equity	131,943	123,732	7%

Yield Analysis
Interest-earning assets:
Commercial and industrial loans	3.27%	3.60%	(9%)
Commercial mortgage loans	3.36%	3.60%	(7%)
Commercial construction loans	3.44%	3.45%	—
Commercial leases	3.01%	3.26%	(8%)
Residential mortgage loans	3.88%	3.91%	(1%)
Home equity	3.71%	3.71%	—
Automobile loans	2.77%	3.10%	(11%)
Credit card	9.98%	9.87%	1%
Other consumer loans and leases	35.99%	42.93%	(16%)

Total loans and leases	3.64%	3.89%	(6%)
Taxable securities	3.32%	3.16%	5%
Tax exempt securities	4.94%	5.29%	(7%)
Other short-term investments	0.26%	0.26%	3%

Total interest-earning assets	3.49%	3.70%	(6%)
Interest-bearing liabilities:
Interest checking	0.22%	0.23%
Savings	0.10%	0.12%
Money market	0.35%	0.25%
Foreign office	0.29%	0.28%
Other time	1.06%	1.33%
Certificates—$100,000 and over	0.85%	0.78%
Other	0.02%	0.11%
Federal funds purchased	0.09%	0.12%
Other short-term borrowings	0.10%	0.18%
Long-term debt	1.91%	2.58%

Total interest-bearing liabilities	0.56%	0.55%
Ratios:
Net interest margin (taxable equivalent)	3.10%	3.32%
Net interest rate spread (taxable equivalent)	2.94%	3.15%
Interest-bearing liabilities to interest-earning assets	69.75%	69.05%

Fifth Third Bancorp and Subsidiaries

Average Balance Sheet and Yield Analysis

$ in millions, except share data

(unaudited)

	For the Three Months Ended
	December 2014	September 2014	June 2014	March 2014	December 2013
Assets
Interest-earning assets:
Commercial and industrial loans	$41,313	$41,525	$41,451	$40,409	$38,846
Commercial mortgage loans	7,482	7,637	7,886	7,983	8,051
Commercial construction loans	1,911	1,565	1,364	1,118	955
Commercial leases	3,601	3,576	3,556	3,607	3,579
Residential mortgage loans	13,526	13,342	13,202	13,304	13,544
Home equity	8,937	9,009	9,101	9,194	9,296
Automobile loans	12,073	12,105	12,070	12,023	12,019
Credit card	2,324	2,295	2,232	2,230	2,202
Other consumer loans and leases	414	374	379	370	373
Taxable securities	22,364	22,594	21,706	20,385	18,383
Tax exempt securities	64	50	52	46	48
Other short-term investments	5,176	2,283	2,182	2,509	4,612

Total interest-earning assets	119,185	116,355	115,181	113,178	111,908
Cash and due from banks	3,008	2,862	2,847	2,850	2,956
Other assets	14,800	14,461	14,417	14,478	14,986
Allowance for loan and lease losses	(1,413)	(1,458)	(1,480)	(1,576)	(1,671)

Total assets	$135,580	$132,220	$130,965	$128,930	$128,179

Liabilities
Interest-bearing liabilities:
Interest checking	$25,478	$24,926	$25,222	$25,911	$24,650
Savings	15,173	15,759	16,509	16,903	17,323
Money market	17,023	15,222	13,942	12,439	11,285
Foreign office	1,439	1,663	2,200	2,017	1,717
Other time	3,936	3,800	3,693	3,616	3,529
Certificates—$100,000 and over	2,998	3,339	3,840	5,576	7,456
Other	—	—	—	—	—
Federal funds purchased	161	520	606	547	301
Other short-term borrowings	1,481	1,973	2,234	1,808	2,177
Long-term debt	14,855	13,955	12,524	10,313	9,135

Total interest-bearing liabilities	82,544	81,157	80,770	79,130	77,573
Demand deposits	33,301	31,790	31,275	30,626	30,765
Other liabilities	4,052	3,749	3,724	4,274	5,045

Total liabilities	119,897	116,696	115,769	114,030	113,383
Equity	15,683	15,524	15,196	14,900	14,796

Total liabilities and equity	$135,580	$132,220	$130,965	$128,930	$128,179

Yield Analysis
Interest-earning assets:
Commercial and industrial loans	3.21%	3.25%	3.27%	3.35%	3.46%
Commercial mortgage loans	3.28%	3.34%	3.39%	3.43%	3.53%
Commercial construction loans	3.30%	3.49%	3.54%	3.48%	3.46%
Commercial leases	2.96%	2.96%	3.04%	3.09%	3.10%
Residential mortgage loans	3.80%	3.84%	3.93%	3.94%	3.88%
Home equity	3.68%	3.69%	3.71%	3.74%	3.62%
Automobile loans	2.73%	2.72%	2.77%	2.86%	2.96%
Credit card	10.08%	9.87%	10.06%	9.90%	9.90%
Other consumer loans and leases	31.97%	36.98%	35.63%	39.93%	43.19%

Total loans and leases	3.58%	3.61%	3.65%	3.72%	3.79%
Taxable securities	3.28%	3.32%	3.34%	3.33%	3.32%
Tax exempt securities	4.42%	5.34%	4.69%	5.51%	5.65%
Other short-term investments	0.26%	0.26%	0.28%	0.26%	0.26%

Total interest-earning assets	3.38%	3.49%	3.53%	3.58%	3.57%
Interest-bearing liabilities:
Interest checking	0.22%	0.22%	0.22%	0.23%	0.22%
Savings	0.08%	0.09%	0.11%	0.11%	0.11%
Money market	0.39%	0.37%	0.33%	0.28%	0.26%
Foreign office	0.30%	0.29%	0.29%	0.29%	0.27%
Other time	1.14%	1.07%	1.03%	0.99%	0.98%
Certificates—$100,000 and over	1.05%	0.96%	0.83%	0.70%	0.64%
Other	0.00%	0.00%	0.00%	0.05%	0.05%
Federal funds purchased	0.10%	0.09%	0.10%	0.10%	0.14%
Other short-term borrowings	0.10%	0.10%	0.10%	0.10%	0.15%
Long-term debt	1.94%	1.80%	1.89%	2.04%	2.32%

Total interest-bearing liabilities	0.61%	0.56%	0.54%	0.51%	0.52%
Ratios:
Net interest margin (taxable equivalent)	2.96%	3.10%	3.15%	3.22%	3.21%
Net interest rate spread (taxable equivalent)	2.77%	2.93%	2.99%	3.07%	3.05%
Interest-bearing liabilities to interest-earning assets	69.26%	69.75%	70.12%	69.92%	69.32%

Fifth Third Bancorp and Subsidiaries

Summary of Loans and Leases

$ in millions

(unaudited)

	For the Three Months Ended
	December 2014	September 2014	June 2014	March 2014	December 2013
Average Loans and Leases
Commercial:
Commercial and industrial loans	$41,277	$41,477	$41,374	$40,377	$38,835
Commercial mortgage loans	7,480	7,633	7,885	7,981	8,047
Commercial construction loans	1,909	1,563	1,362	1,116	952
Commercial leases	3,600	3,571	3,555	3,607	3,578

Subtotal—commercial	54,266	54,244	54,176	53,081	51,412
Consumer:
Residential mortgage loans	13,046	12,785	12,611	12,659	12,609
Home equity	8,937	9,009	9,101	9,194	9,296
Automobile loans	12,073	12,105	12,070	12,023	12,019
Credit card	2,324	2,295	2,232	2,230	2,202
Other consumer loans and leases	395	361	359	343	357

Subtotal—consumer	36,775	36,555	36,373	36,449	36,483

Total average loans and leases (excluding held for sale)	$91,041	$90,799	$90,549	$89,530	$87,895

Average loans held for sale	540	629	692	708	970
End of Period Loans and Leases
Commercial:
Commercial and industrial loans	$40,765	$41,072	$41,299	$40,591	$39,316
Commercial mortgage loans	7,399	7,564	7,805	7,958	8,066
Commercial construction loans	2,069	1,702	1,424	1,218	1,039
Commercial leases	3,720	3,554	3,567	3,577	3,625

Subtotal—commercial	53,953	53,892	54,095	53,344	52,046
Consumer:
Residential mortgage loans	12,389	12,941	12,652	12,626	12,680
Home equity	8,886	8,987	9,056	9,125	9,246
Automobile loans	12,037	12,121	12,050	12,088	11,984
Credit card	2,401	2,317	2,261	2,177	2,294
Other consumer loans and leases	418	366	370	345	364

Subtotal—consumer	36,131	36,732	36,389	36,361	36,568

Total portfolio loans and leases	$90,084	$90,624	$90,484	$89,705	$88,614

Core business activity	590	634	677	776	938
Portfolio management activity	671	7	5	4	6

Total loans held for sale	1,261	641	682	780	944
Operating lease equipment	728	732	667	714	730
Loans and Leases Serviced for Others:(a)
Commercial and industrial loans	637	620	649	702	685
Commercial mortgage loans	270	274	277	280	274
Commercial construction loans	20	22	39	35	43
Commercial leases	283	267	235	223	227
Residential mortgage loans	65,413	66,808	68,085	68,909	69,159
Automobile loans	232	263	297	334	370

Total loans and leases serviced for others	66,855	68,254	69,582	70,483	70,758

Total loans and leases serviced	$158,928	$160,251	$161,415	$161,682	$161,046

(a)	Fifth Third sells certain loans and leases and obtains servicing responsibilities

Fifth Third Bancorp and Subsidiaries

Regulatory Capital(a)

$ in millions

(unaudited)

	As of
	December 2014	September 2014	June 2014	March 2014	December 2013
Tier I capital:
Bancorp shareholders’ equity	15,626	15,404	15,469	14,826	14,589
Goodwill and certain other intangibles	(2,476)	(2,484)	(2,484)	(2,490)	(2,492)
Unrealized (gains) losses	(429)	(301)	(382)	(196)	(82)
Qualifying trust preferred securities	60	60	60	60	60
Other	(17)	(18)	(19)	(18)	19

Total tier I capital	12,764	12,661	12,644	12,182	12,094
Total risk-based capital:
Tier I capital	12,764	12,661	12,644	12,182	12,094
Qualifying allowance for credit losses	1,475	1,466	1,466	1,461	1,454
Qualifying subordinated notes	2,657	2,637	2,635	2,713	2,883

Total risk-based capital	16,896	16,764	16,745	16,356	16,431

Risk-weighted assets(b)	117,887	116,917	117,117	116,622	115,969
Ratios:
Average shareholders’ equity to average assets	11.54%	11.71%	11.57%	11.53%	11.51%
Regulatory capital:
Fifth Third Bancorp
Tier I risk-based capital	10.83%	10.83%	10.80%	10.45%	10.43%
Total risk-based capital	14.33%	14.34%	14.30%	14.02%	14.17%
Tier I leverage	9.66%	9.82%	9.86%	9.71%	9.73%
Tier I common equity(c)	9.65%	9.64%	9.61%	9.51%	9.45%
Fifth Third Bank
Tier I risk-based capital	11.85%	11.87%	11.79%	11.65%	11.59%
Total risk-based capital	13.10%	13.12%	13.04%	12.91%	12.94%
Tier I leverage	10.58%	10.77%	10.77%	10.84%	10.83%

(a)	Current period regulatory capital data and ratios are estimated.
(b)	Under the banking agencies’ risk-based capital guidelines, assets and credit equivalent amounts of derivatives and off-balance sheet exposures are assigned to broad risk categories. The aggregate dollar amount in category is multiplied by the associated risk weight of the category. The resulting weighted values are added together resulting in the Bancorp’s total risk weighted assets.
(c)	The tier I common equity ratio while not required by U.S. GAAP, is considered to be an important metric with which to analyze a bank’s position. The ratio has been included herein to facilitate a greater understanding of the Bancorp’s capital structure and financial condition.

Fifth Third Bancorp and Subsidiaries

Summary of Credit Loss Experience

$ in millions

(unaudited)

	For the Three Months Ended
	December 2014	September 2014	June 2014	March 2014	December 2013
Average loans and leases (excluding held for sale):
Commercial and industrial loans	$41,277	$41,477	$41,374	$40,377	$38,835
Commercial mortgage loans	7,480	7,633	7,885	7,981	8,047
Commercial construction loans	1,909	1,563	1,362	1,116	952
Commercial leases	3,600	3,571	3,555	3,607	3,578
Residential mortgage loans	13,046	12,785	12,611	12,659	12,609
Home equity	8,937	9,009	9,101	9,194	9,296
Automobile loans	12,073	12,105	12,070	12,023	12,019
Credit card	2,324	2,295	2,232	2,230	2,202
Other consumer loans and leases	395	361	359	343	357

Total average loans and leases (excluding held for sale)	$91,041	$90,799	$90,549	$89,530	$87,895

Losses charged off:
Commercial and industrial loans	($50)	($62)	($36)	($100)	($78)
Commercial mortgage loans	(12)	(10)	(11)	(5)	(13)
Commercial construction loans	—	—	(8)	(5)	(4)
Commercial leases	(1)	—	—	—	—
Residential mortgage loans	(97)	(12)	(11)	(19)	(15)
Home equity	(15)	(18)	(22)	(20)	(30)
Automobile loans	(11)	(11)	(10)	(12)	(11)
Credit card	(23)	(26)	(24)	(22)	(24)
Other consumer loans and leases	(6)	(7)	(5)	(7)	(8)

Total losses	(215)	(146)	(127)	(190)	(183)
Recoveries of losses previously charged off:
Commercial and industrial loans	6	12	5	3	12
Commercial mortgage loans	2	5	2	2	5
Commercial construction loans	—	—	—	—	—
Commercial leases	—	—	—	—	—
Residential mortgage loans	3	3	3	4	2
Home equity	4	4	4	4	4
Automobile loans	4	4	5	4	5
Credit card	3	3	3	3	3
Other consumer loans and leases	2	—	4	2	4

Total recoveries	24	31	26	22	35
Net losses charged off:
Commercial and industrial loans	(44)	(50)	(31)	(97)	(66)
Commercial mortgage loans	(10)	(5)	(9)	(3)	(8)
Commercial construction loans	—	—	(8)	(5)	(4)
Commercial leases	(1)	—	—	—	—
Residential mortgage loans	(94)	(9)	(8)	(15)	(13)
Home equity	(11)	(14)	(18)	(16)	(26)
Automobile loans	(7)	(7)	(5)	(8)	(6)
Credit card	(20)	(23)	(21)	(19)	(21)
Other consumer loans and leases	(4)	(7)	(1)	(5)	(4)

Total net losses charged off	($191)	($115)	($101)	($168)	($148)

Net charge-off ratios:
Commercial and industrial loans	0.43%	0.48%	0.30%	0.97%	0.67%
Commercial mortgage loans	0.53%	0.24%	0.44%	0.16%	0.40%
Commercial construction loans	(0.01%)	(0.11%)	2.26%	1.66%	1.65%
Commercial leases	0.06%	0.00%	0.00%	(0.03%)	(0.01%)
Residential mortgage loans	2.87%	0.28%	0.24%	0.49%	0.39%
Home equity	0.47%	0.63%	0.80%	0.72%	1.09%
Automobile loans	0.22%	0.24%	0.15%	0.29%	0.20%
Credit card	3.40%	3.89%	3.71%	3.41%	3.69%
Other consumer loans and leases	4.57%	8.13%	4.08%	6.58%	6.03%

Total net charge-off ratio	0.83%	0.50%	0.45%	0.76%	0.67%

Fifth Third Bancorp and Subsidiaries

Asset Quality

$ in millions

(unaudited)

	For the Three Months Ended
	December 2014	September 2014	June 2014	March 2014	December 2013
Allowance for Credit Losses
Allowance for loan and lease losses, beginning	$1,414	$1,458	$1,483	$1,582	$1,677
Total net losses charged off	(191)	(115)	(101)	(168)	(148)
Provision for loan and lease losses	99	71	76	69	53

Allowance for loan and lease losses, ending	$1,322	$1,414	$1,458	$1,483	$1,582
Reserve for unfunded commitments, beginning	$134	$142	$153	$162	$167
Provision (benefit) for unfunded commitments	1	(8)	(11)	(9)	(5)

Reserve for unfunded commitments, ending	$135	$134	$142	$153	$162

Components of allowance for credit losses:
Allowance for loan and lease losses	$1,322	$1,414	$1,458	$1,483	$1,582
Reserve for unfunded commitments	135	134	142	153	162

Total allowance for credit losses	$1,457	$1,548	$1,600	$1,636	$1,744

Nonperforming Assets and Delinquent Loans
Nonaccrual portfolio loans and leases:
Commercial and industrial loans	$86	$102	$103	$153	$127
Commercial mortgage loans	64	77	86	96	90
Commercial construction loans	—	2	3	3	10
Commercial leases	3	3	2	3	3
Residential mortgage loans	44	52	56	68	83
Home equity	72	69	73	75	74
Automobile loans	—	—	—	—	—
Other consumer loans and leases	—	—	—	—	—

Total nonaccrual portfolio loans and leases (excludes restructured loans)	269	305	323	398	387
Restructured loans—commercial (nonaccrual)	214	201	202	209	228
Restructured loans—consumer (nonaccrual)	96	114	115	126	136

Total nonaccrual portfolio loans and leases	579	620	640	733	751
Repossessed property	18	19	18	6	7
Other real estate owned(b)	147	157	174	207	222

Total nonperforming assets(a)	744	796	832	946	980
Nonaccrual loans held for sale	24	4	5	3	6
Restructured loans—(nonaccrual) held for sale	15	3	—	—	—

Total nonperforming assets including loans held for sale	$783	$803	$837	$949	$986

Restructured portfolio consumer loans and leases (accrual)	$905	$1,610	$1,623	$1,682	$1,685
Restructured portfolio commercial loans and leases (accrual)	$844	$885	$914	$847	$869
Ninety days past due loans and leases:
Commercial and industrial loans	$—	$—	$—	$1	$—
Commercial mortgage loans	—	1	—	—	—
Commercial construction loans	—	—	—	—	—
Commercial leases	—	—	—	—	—

Total commercial loans and leases	—	1	—	1	—

Residential mortgage loans	56	57	60	56	66
Home equity	—	—	—	—	—
Automobile loans	8	8	8	7	8
Credit card	23	21	26	30	29
Other consumer loans and leases	—	—	—	—	—

Total consumer loans and leases	87	86	94	93	103

Total ninety days past due loans and leases(c)	$87	$87	$94	$94	$103

Ratios
Net losses charged off as a percent of average loans and leases	0.83%	0.50%	0.45%	0.76%	0.67%
Allowance for loan and lease losses:
As a percent of portfolio loans and leases	1.47%	1.56%	1.61%	1.65%	1.79%
As a percent of nonperforming loans and leases(a)	228%	228%	228%	202%	211%
As a percent of nonperforming assets(a)	178%	178%	175%	157%	161%
Nonperforming loans and leases as a percent of portfolio loans, leases and other assets , including other real estate owned(a)	0.64%	0.68%	0.70%	0.82%	0.84%
Nonperforming assets as a percent of portfolio loans, leases and other assets, including other real estate owned(a)	0.82%	0.88%	0.92%	1.05%	1.10%
Nonperforming assets as a percent of total loans, leases and other assets, including other real estate owned	0.86%	0.88%	0.92%	1.05%	1.10%
Allowance for credit losses as a percent of nonperforming assets	196%	195%	192%	173%	178%

(a)	Does not include nonaccrual loans held for sale
(b)	Excludes OREO related to government insured loans
(c)	Does not include loans held for sale

Fifth Third Bancorp and Subsidiaries

Regulation G Non-GAAP Reconciliation

$ and shares in millions

(unaudited)

	For the Three Months Ended
	December 2014	September 2014	June 2014	March 2014	December 2013
Income before income taxes (U.S. GAAP)	$519	$464	$606	$438	$561
Add: Provision expense (U.S. GAAP)	99	71	76	69	53

Pre-provision net revenue	618	535	682	507	614
Net income available to common shareholders (U.S. GAAP)	362	328	416	309	383
Add: Intangible amortization, net of tax	1	1	1	1	1

Tangible net income available to common shareholders	363	329	417	310	384
Tangible net income available to common shareholders (annualized) (a)	1,440	1,305	1,673	1,257	1,523
Average Bancorp shareholders’ equity (U.S. GAAP)	15,644	15,486	15,157	14,862	14,757
Less: Average preferred stock	(1,331)	(1,331)	(1,119)	(1,034)	(703)
Average goodwill	(2,416)	(2,416)	(2,416)	(2,416)	(2,416)
Average intangible assets and other servicing rights	(17)	(16)	(17)	(19)	(20)

Average tangible common equity (b)	11,880	11,723	11,605	11,393	11,618
Total Bancorp shareholders’ equity (U.S. GAAP)	15,626	15,404	15,469	14,826	14,589
Less: Preferred stock	(1,331)	(1,331)	(1,331)	(1,034)	(1,034)
Goodwill	(2,416)	(2,416)	(2,416)	(2,416)	(2,416)
Intangible assets and other servicing rights	(16)	(16)	(17)	(18)	(19)

Tangible common equity, including unrealized gains / losses (c)	11,863	11,641	11,705	11,358	11,120
Less: Accumulated other comprehensive income	(429)	(301)	(382)	(196)	(82)

Tangible common equity, excluding unrealized gains / losses (d)	11,434	11,340	11,323	11,162	11,038
Add: Preferred stock	1,331	1,331	1,331	1,034	1,034

Tangible equity (e)	12,765	12,671	12,654	12,196	12,072
Total assets (U.S. GAAP)	138,706	134,188	132,562	129,654	130,443
Less: Goodwill	(2,416)	(2,416)	(2,416)	(2,416)	(2,416)
Intangible assets and other servicing rights	(16)	(16)	(17)	(18)	(19)

Tangible assets, including unrealized gains / losses (f)	136,274	131,756	130,129	127,220	128,008
Less: Accumulated other comprehensive income / loss, before tax	(660)	(463)	(588)	(302)	(126)

Tangible assets, excluding unrealized gains / losses (g)	135,614	131,293	129,541	126,918	127,882
Total Bancorp shareholders’ equity (U.S. GAAP)	15,626	15,404	15,469	14,826	14,589
Goodwill and certain other intangibles	(2,476)	(2,484)	(2,484)	(2,490)	(2,492)
Unrealized gains	(429)	(301)	(382)	(196)	(82)
Qualifying trust preferred securities	60	60	60	60	60
Other	(17)	(18)	(19)	(18)	19

Tier I capital	12,764	12,661	12,644	12,182	12,094
Less: Preferred stock	(1,331)	(1,331)	(1,331)	(1,034)	(1,034)
Qualifying trust preferred securities	(60)	(60)	(60)	(60)	(60)
Qualifying noncontrolling interests in consolidated subsidiaries	(1)	(1)	(1)	(1)	(37)

Tier I common equity (h)	11,372	11,269	11,252	11,087	10,963
Common shares outstanding (i)	824	834	844	848	855
Risk-weighted assets, determined in accordance with
prescribed regulatory requirements (j)	117,887	116,917	117,117	116,622	115,969
Ratios:
Return on average tangible common equity (a) / (b)	12.1%	11.1%	14.4%	11.0%	13.1%
Tangible equity (e) / (g)	9.41%	9.65%	9.77%	9.61%	9.44%
Tangible common equity (excluding unrealized gains/losses) (d) / (g)	8.43%	8.64%	8.74%	8.79%	8.63%
Tangible common equity (including unrealized gains/losses) (c) / (f)	8.71%	8.84%	9.00%	8.93%	8.69%
Tangible common equity as a percent of risk-weighted assets (excluding unrealized gains/losses) (d) / (j)	9.70%	9.70%	9.67%	9.57%	9.52%
Tangible book value per share (c) / (i)	$14.40	$13.95	$13.86	$13.40	$13.00
Tier I common equity (h) / (j)	9.65%	9.64%	9.61%	9.51%	9.45%

Basel III-Estimated Tier I common equity ratio
	December 2014	September 2014	June 2014	March 2014	December 2013
Tier I common equity (Basel I)	11,372	11,269	11,252	11,087	10,963
Add: Adjustment related to capital components	84	99	96	99	82

Estimated Tier I common equity under final Basel III rules without AOCI (opt out)(k)	11,456	11,368	11,348	11,186	11,045
Add: Adjustment related to AOCI	429	301	382	196	82

Estimated Tier I common equity under final Basel III rules with AOCI (non opt out)(l)	11,885	11,669	11,730	11,382	11,127

Estimated risk-weighted assets under final Basel III rules (m)	122,027	121,219	122,465	122,659	122,074

Estimated Tier I common equity ratio under final Basel III rules (opt out) (k) / (m)	9.39%	9.38%	9.27%	9.12%	9.05%
Estimated Tier I common equity ratio under final Basel III rules (non opt out) (l) / (m)	9.74%	9.63%	9.58%	9.28%	9.12%

(k)(l)	Under the final Basel III rules, non-advanced approach banks are permitted to make a one-time election to opt out of the requirement to include AOCI in Tier I common equity. Other adjustments include mortgage servicing rights and deferred tax assets subject to threshold limitations and deferred tax liabilities related to intangible assets.
(m)	Key differences under Basel III in the calculation of risk-weighted assets compared to Basel I include: (1) Risk weighting for commitments under 1 year; (2) Higher risk weighting for exposures to securitizations, past due loans, foreign banks and certain commercial real estate; (3) Higher risk weighting for mortgage servicing rights and deferred tax assets that are under certain thresholds as a percent of Tier I capital; and (4) Derivatives are differentiated between exchange clearing and over-the-counter and the 50% risk-weight cap is removed.

Fifth Third Bancorp and Subsidiaries

Segment Presentation

$ in millions

(unaudited)

For the three months ended December 31, 2014	Commercial Banking	Branch Banking	Consumer Lending	Investment Advisors	Other/ Eliminations	Total
Net interest income(a)	$427	$395	$64	$31	($29)	$888
Provision for loan and lease losses	(49)	(40)	(101)	(1)	92	(99)

Net interest income after provision for loan and lease losses	378	355	(37)	30	63	789
Total noninterest income	239	186	69	102	57	653
Total noninterest expense	(331)	(385)	(107)	(111)	16	(918)

Net income before taxes	286	156	(75)	21	136	524
Applicable income taxes(a)	(58)	(55)	26	(7)	(45)	(139)

Net income	228	101	(49)	14	91	385
Net income attributable to noncontrolling interest	—	—	—	—	—	—

Net income attributable to Bancorp	228	101	(49)	14	91	385
Dividends on preferred stock	—	—	—	—	23	23

Net income available to common shareholders	$228	$101	($49)	$14	$68	$362

For the three months ended September 30, 2014	Commercial Banking	Branch Banking	Consumer Lending	Investment Advisors	Other/ Eliminations	Total
Net interest income(a)	$423	$389	$64	$30	$2	$908
Provision for loan and lease losses	(47)	(50)	(17)	(1)	44	(71)

Net interest income after provision for loan and lease losses	376	339	47	29	46	837
Total noninterest income	218	194	70	102	(64)	520
Total noninterest expense	(322)	(393)	(115)	(111)	53	(888)

Net income before taxes	272	140	2	20	35	469
Applicable income taxes(a)	(55)	(49)	(1)	(7)	(17)	(129)

Net income	217	91	1	13	18	340
Net income attributable to noncontrolling interest	—	—	—	—	—	—

Net income attributable to Bancorp	217	91	1	13	18	340
Dividends on preferred stock	—	—	—	—	12	12

Net income available to common shareholders	$217	$91	$1	$13	$6	$328

For the three months ended June 30, 2014	Commercial Banking	Branch Banking	Consumer Lending	Investment Advisors	Other/ Eliminations	Total
Net interest income(a)	$414	$377	$65	$29	$20	$905
Provision for loan and lease losses	(40)	(47)	(13)	(1)	25	(76)

Net interest income after provision for loan and lease losses	374	330	52	28	45	829
Total noninterest income	219	170	89	101	157	736
Total noninterest expense	(330)	(384)	(164)	(111)	35	(954)

Net income before taxes	263	116	(23)	18	237	611
Applicable income taxes(a)	(49)	(41)	8	(6)	(84)	(172)

Net income	214	75	(15)	12	153	439
Net income attributable to noncontrolling interest	—	—	—	—	—	—

Net income attributable to Bancorp	214	75	(15)	12	153	439
Dividends on preferred stock	—	—	—	—	23	23

Net income available to common shareholders	$214	$75	($15)	$12	$130	$416

For the three months ended March 31, 2014	Commercial Banking	Branch Banking	Consumer Lending	Investment Advisors	Other/ Eliminations	Total
Net interest income(a)	$409	$385	$64	$32	$8	$898
Provision for loan and lease losses	(97)	(45)	(25)	—	98	(69)

Net interest income after provision for loan and lease losses	312	340	39	32	106	829
Total noninterest income	210	172	118	103	(39)	564
Total noninterest expense	(334)	(390)	(166)	(110)	50	(950)

Net income before taxes	188	122	(9)	25	117	443
Applicable income taxes(a)	(24)	(42)	3	(8)	(53)	(124)

Net income	164	80	(6)	17	64	319
Net income attributable to noncontrolling interest	—	—	—	—	1	1

Net income attributable to Bancorp	164	80	(6)	17	63	318
Dividends on preferred stock	—	—	—	—	9	9

Net income available to common shareholders	$164	$80	($6)	$17	$54	$309

For the three months ended December 31, 2013(b)	Commercial Banking	Branch Banking	Consumer Lending	Investment Advisors	Other/ Eliminations	Total
Net interest income(a)	$426	$354	$66	$45	$14	$905
Provision for loan and lease losses	(73)	(54)	(21)	—	95	(53)

Net interest income after provision for loan and lease losses	353	300	45	45	109	852
Total noninterest income	201	187	133	100	82	703
Total noninterest expense	(323)	(397)	(130)	(108)	(31)	(989)

Net income before taxes	231	90	48	37	160	566
Applicable income taxes(a)	(42)	(32)	(16)	(13)	(61)	(164)

Net income	189	58	32	24	99	402
Net income attributable to noncontrolling interest	—	—	—	—	—	—

Net income attributable to Bancorp	189	58	32	24	99	402
Dividends on preferred stock	—	—	—	—	19	19

Net income available to common shareholders	$189	$58	$32	$24	$80	$383

(a)	Includes taxable equivalent adjustments of $5 million from the three months ended December 31, 2014, $5 million for the three months ended September 30, 2014, $5 million for the three months ended June 30, 2014, $5 million for the three months ended March 31, 2014 and $5 million for the three months ended December 31, 2013.
(b)	Prior period balances have been adjusted for changes in the structure of the reporting units.